Exhibit 10.1
AMENDMENT NO. 1 dated as of May 8, 2023 (this “Amendment”), among VICTORIA’S SECRET & CO., a Delaware corporation (the “Company”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), to the First Lien Credit Agreement dated as of August 2, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among the Company, the Lenders (as defined therein) from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, except as otherwise expressly set forth herein.
WHEREAS, Loans and/or other extensions of credit under the Credit Agreement incur or are permitted to incur interest, fees, commissions or other amounts based on the LIBO Rate (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) in accordance with the terms of the Credit Agreement;
WHEREAS, Section 2.14(b) of the Credit Agreement provides that on the Benchmark Replacement Date with respect to an Early Opt-in Election (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date), the Benchmark Replacement will replace such Benchmark for all purposes thereunder and under any other Loan Document; and
WHEREAS, the Credit Agreement provides that the Benchmark Replacement Date with respect to an Early Opt-in Election (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) occurs on the sixth (6th) Business Day after the date notice of an Early Opt-in Election (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) is provided to the Lenders (such time, the “Objection Deadline”), written notice of objection to such Early Opt-in Election (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) from Lenders comprising the Required Lenders.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION a. Rules of Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION b. Early Opt-in Election; Amendment.
(i) Effective as of the Amendment Effective Date, each of the Credit Agreement, Exhibit B to the Credit Agreement and Exhibit D to the Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold-underlined text (indicated textually in the same manner as the following example: bold underline) as set forth in the pages attached as Exhibits A, B and D hereto.
(ii) Notwithstanding anything to the contrary contained in the Credit Agreement as amended hereby, (i) each LIBO Rate Loan (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) outstanding on the Amendment Effective Date (each, an “Existing LIBO Rate Loan”) shall remain outstanding as such until the expiration of the Interest Period (as defined in the Credit Agreement as in effect immediately prior to the Amendment Effective Date) applicable to such Existing LIBO Rate Loan, in accordance with, and subject to all of the terms and conditions of, the Credit Agreement as in effect immediately prior to the Amendment Effective Date and (ii) interest on each such Existing LIBO Rate Loan shall continue to accrue to, and shall be payable on, each Interest Payment Date applicable thereto until the Interest Period for such Existing LIBO Rate Loan ends, in each case in accordance with Section 2.13 of the Credit Agreement as in effect immediately prior to the Amendment Effective Date. From and after the Amendment Effective Date, (x) the Company shall not be permitted to request that any Lender fund, and no Lender shall fund, any LIBO Rate Loan, (y) no Existing LIBO Rate Loan may be continued as a LIBO Rate Loan and (z) each Existing LIBO Rate Loan may be converted to a Term SOFR Loan or an ABR Loan in accordance with the Credit Agreement as amended hereby.
SECTION c. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent that:
(i) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(ii) At the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing.
SECTION d. Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions (the date of satisfaction of all such conditions, the “Amendment Effective Date”):

(i) The Administrative Agent (or its counsel) shall have received from the Company either (i) a counterpart of this Amendment signed on behalf of the Company or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that the Company has signed a counterpart of this Amendment.
(ii) The Administrative Agent has not received, by the Objection Deadline, written notice of objection to the amendments to the Credit Agreement as provided herein from the Lenders comprising the Required Lenders.
(iii) The Administrative Agent shall have received payment of all expenses required to be paid or reimbursed by the Company under or in connection with this Amendment, including those fees and expenses set forth in Section 8 hereof; provided that, the Company shall have received invoices for all expenses described herein no later than three (3) Business Days prior to the Amendment Effective Date.
SECTION e. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Company or any other Loan Party under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION f. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
(i) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.10(b), 9.10(c), 9.10(d) AND 9.11 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS.
SECTION g. Counterparts; Amendment. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment and any other Loan Document and/or the transactions contemplated hereby and/or thereby may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. As used herein, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
SECTION h. Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03(a) of the Credit Agreement.
SECTION i. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

VICTORIA’S SECRET & CO.
By
/s/ Todd S. Helvie
Name: Todd S. Helvie
Title: Senior Vice President Treasury

[Signature Page to Amendment No. 1 to the First Lien Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By
/s/ Sean Bodkin
Name: Sean Bodkin
Title: Executive Director

[Signature Page to Amendment No. 1 to the First Lien Credit Agreement]

~~EXECUTION VERSION~~EXHIBIT A
FIRST LIEN CREDIT AGREEMENT
Dated as of August 2, 2021
among
VICTORIA’S SECRET & CO.,
as the Company,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
____________________________________________
JPMORGAN CHASE BANK, N.A., GOLDMAN SACHS BANK USA, BANK OF AMERICA, N.A., CITIBANK, N.A., HSBC SECURITIES (USA) INC., WELLS FARGO SECURITIES, LLC and BARCLAYS BANK PLC,
as Joint Lead Arrangers and Joint Bookrunners

and

GOLDMAN SACHS BANK USA, BANK OF AMERICA, N.A., CITIBANK, N.A., HSBC BANK USA, N.A., WELLS FARGO SECURITIES, LLC and BARCLAYS BANK PLC,
as Co-Syndication Agents
and

KEYBANK NATIONAL ASSOCIATION, MIZUHO BANK, LTD., THE HUNTINGTON NATIONAL BANK, U.S. BANK NATIONAL ASSOCIATION and MUFG UNION BANK, N.A.,
as Co-Documentation Agents

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TABLE OF CONTENTS

Page
ARTICLE 1    DEFINITIONS    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    ~~68~~67
SECTION 1.03.    Terms Generally    ~~69~~67
SECTION 1.04.    Accounting Terms; GAAP    ~~70~~69
SECTION 1.05.    Effectuation of Transactions    ~~73~~72
SECTION 1.06.    Timing of Payment and Performance    ~~73~~72
SECTION 1.07.    Times of Day    ~~73~~72
SECTION 1.08.    Currency Equivalents Generally    ~~74~~72
SECTION 1.09.    Cashless Rollovers    ~~74~~73
SECTION 1.10.    Divisions    ~~75~~73
SECTION 1.11.    Guarantees and Collateral    ~~75~~74
ARTICLE 2    THE CREDITS    ~~75~~74
SECTION 2.01.    Commitments    ~~75~~74
SECTION 2.02.    Loans and Borrowings    ~~76~~74
SECTION 2.03.    Requests for Borrowings    ~~76~~75
SECTION 2.04.    [Reserved]    ~~77~~76
SECTION 2.05.    [Reserved]    ~~77~~76
SECTION 2.06.    [Reserved]    ~~77~~76
SECTION 2.07.    Funding of Borrowings    ~~77~~76
SECTION 2.08.    Type; Interest Elections    ~~78~~76
SECTION 2.09.    Termination and Reduction of Commitments    ~~79~~77
SECTION 2.10.    Repayment of Loans; Evidence of Debt    ~~79~~78
SECTION 2.11.    Prepayment of Loans    ~~80~~79
SECTION 2.12.    Fees    ~~87~~86
SECTION 2.13.    Interest    ~~88~~86
SECTION 2.14.    Alternate Rate of Interest    ~~89~~87
SECTION 2.15.    Increased Costs    ~~91~~89
SECTION 2.16.    Break Funding Payments    ~~92~~90
SECTION 2.17.    Taxes    ~~92~~90
SECTION 2.18.    Payments Generally; Allocation of Proceeds; Sharing of Payments ~~95~~93
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders    ~~96~~95
SECTION 2.20.    Illegality    ~~98~~96
SECTION 2.21.    Defaulting Lenders    ~~98~~97
SECTION 2.22.    Incremental Facilities    ~~99~~97
SECTION 2.23.    Extensions of Loans    ~~102~~100
ARTICLE 3    REPRESENTATIONS AND WARRANTIES    ~~104~~103
SECTION 3.01.    Corporate Existence and Power    ~~104~~103
SECTION 3.02.    Corporate and Governmental Authorization; No Contravention ~~104~~103
SECTION 3.03.    Binding Effect    ~~104~~103
SECTION 3.04.    Financial Information    ~~105~~103
SECTION 3.05.    Litigation and Environmental Matters    ~~105~~103
SECTION 3.06.    Anti-Corruption Laws and Sanctions    ~~105~~104
SECTION 3.07.    Subsidiaries    ~~106~~104
SECTION 3.08.    Not an Investment Company    ~~106~~104
SECTION 3.09.    ERISA    ~~106~~104
SECTION 3.10.    Taxes    ~~106~~105
ARTICLE 4    CONDITIONS    ~~106~~105
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SECTION 4.01.    Closing Date    ~~106~~105
SECTION 4.02.    [Reserved]    ~~108~~107
ARTICLE 5    AFFIRMATIVE COVENANTS    ~~108~~107
SECTION 5.01.    Information    ~~108~~107
SECTION 5.02.    Maintenance of Properties    ~~110~~109
SECTION 5.03.    Maintenance of Insurance    ~~110~~109
SECTION 5.04.    Preservation of Corporate Existence    ~~111~~109
SECTION 5.05.    Inspections    ~~111~~109
SECTION 5.06.    [Reserved]    ~~112~~110
SECTION 5.07.    Compliance with Laws    ~~112~~110
SECTION 5.08.    Use of Proceeds    ~~112~~110
SECTION 5.09.    Information Regarding Collateral    ~~112~~110
SECTION 5.10.    Collateral and Guarantee Requirement    ~~112~~111
SECTION 5.11.    Credit Ratings    ~~112~~111
ARTICLE 6    NEGATIVE COVENANTS    ~~113~~111
SECTION 6.01.    Limitation on Indebtedness    ~~113~~111
SECTION 6.02.    Limitation on Restricted Payments    ~~117~~115
SECTION 6.03.    Limitation on Restrictions on Distributions from Restricted Subsidiaries    ~~121~~119
SECTION 6.04.    Limitation on Sales of Assets and Subsidiary Stock    ~~123~~121
SECTION 6.05.    Limitation on Transaction with Affiliates    ~~124~~122
SECTION 6.06.    Limitation on Liens    ~~125~~124
SECTION 6.07.    Additional Limitations on Intellectual Property Transfers    ~~126~~124
SECTION 6.08.    Mergers, Consolidations, Etc    ~~126~~125
ARTICLE 7    EVENTS OF DEFAULT    ~~127~~126
SECTION 7.01.    Events of Default    ~~127~~126
ARTICLE 8    THE ADMINISTRATIVE AGENT    ~~131~~129
SECTION 8.01.    The Agents    ~~131~~129
SECTION 8.02.    Certain ERISA Matters    ~~133~~132
SECTION 8.03.    Erroneous Payments    ~~134~~133
ARTICLE 9    MISCELLANEOUS    ~~135~~134
SECTION 9.01.    Notices    ~~135~~134
SECTION 9.02.    Waivers; Amendments    ~~137~~136
SECTION 9.03.    Expenses; Indemnity; Indemnity; Damage Waiver    ~~144~~142
SECTION 9.04.    Waiver of Claim    ~~145~~143
SECTION 9.05.    Successors and Assigns    ~~145~~144
SECTION 9.06.    Survival    ~~152~~151
SECTION 9.07.    Counterparts; Integration; Effectiveness    ~~152~~151
SECTION 9.08.    Severability    ~~153~~151
SECTION 9.09.    Right of Setoff    ~~153~~151
SECTION 9.10.    Governing Law; Jurisdiction; Consent to Service of Process    ~~153~~152
SECTION 9.11.    Waiver of Jury Trial    ~~154~~153
SECTION 9.12.    Headings    ~~154~~153
SECTION 9.13.    Confidentiality    ~~154~~153
SECTION 9.14.    No Fiduciary Duty    ~~156~~154
SECTION 9.15.    Several Obligations    ~~156~~155
SECTION 9.16.    USA PATRIOT Act    ~~156~~155
SECTION 9.17.    Disclosure    ~~156~~155
SECTION 9.18.    Appointment for Perfection    ~~156~~155
SECTION 9.19.    Interest Rate Limitation    ~~156~~155
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SECTION 9.20.    [Reserved]    ~~157~~155
SECTION 9.21.    Conflicts    ~~157~~155
SECTION 9.22.    Release of Guarantors and Discretionary Borrowers    ~~157~~156
SECTION 9.23.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    ~~158~~156

SCHEDULES:
Schedule 1.01(a)    –    Commitment Schedule
Schedule 3.05    –    Disclosed Matters
Schedule 3.07    –    Subsidiaries

EXHIBITS:
Exhibit A-1    –    Form of Assignment and Assumption
Exhibit A-2    –    Form of Affiliated Lender Assignment and Assumption
Exhibit B    –    Form of Borrowing Request
Exhibit C    –    [Reserved]
Exhibit D    –    Form of Interest Election Request
Exhibit E    –    [Reserved]
Exhibit F    –    [Reserved]
Exhibit G    –    Form of Promissory Note
Exhibit H-1    –    Form of Trademark Security Agreement
Exhibit H-2    –    Form of Patent Security Agreement
Exhibit H-3    –    Form of Copyright Security Agreement
Exhibit I    –    [Reserved]
Exhibit J    –    Form of Collateral Agreement
Exhibit K    –    Form of Solvency Certificate
Exhibit L    –    [Reserved]
Exhibit M    –    Form of Pari Passu Intercreditor Agreement

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FIRST LIEN CREDIT AGREEMENT
FIRST LIEN CREDIT AGREEMENT, dated as of August 2, 2021 (this “Agreement”), by and among Victoria’s Secret & Co., a Delaware corporation (the “Company”), as the borrower hereunder, the Lenders from time to time party hereto, and JPMorgan Chase Bank, N.A, in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).
RECITALS
A.    The Company has requested that the Term Lenders extend credit in the form of Initial Term Loans in an original aggregate principal amount equal to $400,000,000.
B.     On July 15, 2021, the Company issued and sold senior unsecured notes due 2029 in an aggregate principal amount of $600,000,000 (the “Senior Notes”).
C.    The Company will use the proceeds from the Initial Term Loans, together with the proceeds of the Senior Notes and the ABL Facility, directly or indirectly, to pay the Closing Date Payment and to pay Transaction Costs.
D.     The Lenders are willing to extend such credit on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
Article 1DEFINITIONS
Section 1.0a.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Collateral Agent” has the meaning set forth in the ABL Intercreditor Agreement.
“ABL Credit Agreement” means the Revolving Credit Agreement, dated as of the Closing Date, among, inter alios, the Company, certain subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders from time to time party thereto, as amended, restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original ABL Credit Agreement or other credit agreements or otherwise), except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement. Any references to the ABL Credit Agreement hereunder shall be deemed a reference to each ABL Credit Agreement then in existence.
“ABL Facility” means the collective reference to the ABL Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, letter of credit applications and other guarantees, pledge agreements, security agreements (including Intellectual Property Security Agreements) and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original ABL Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Facility. Without limiting the generality of the foregoing, the term “ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

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“ABL Incremental Debt” has the meaning given to the term “Incremental Revolving Loans” in the ABL Credit Agreement (or any equivalent term under any ABL Facility).
“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of August 2, 2021, among the Administrative Agent and the ABL Collateral Agent, and acknowledged by the grantors from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Intercreditor Agreement” means the ABL Intercreditor Agreement, a Market Intercreditor Agreement, or another intercreditor agreement that is reasonably satisfactory to the Administrative Agent (which may, if applicable, consist of a payment “waterfall”).
“ACH” means automated clearing house transfers.
“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business, and any capital expenditures in respect of any property or assets already so used; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.
“Additional Commitment” means any commitment hereunder added pursuant to Sections 2.22, 2.23 or 9.02(b).
“Additional Credit Facilities” means any credit facilities added pursuant to Sections 2.22, 2.23 or 9.02(b).
“Additional Lender” has the meaning assigned to such term in Section 2.22(b).
“Additional Loans” means any Additional Term Loans.
“Additional Non-ABL Secured Debt Obligations” means any Obligations secured by a Lien on the Non-ABL Priority Collateral and by a Lien on the ABL Priority Collateral, in each case that ranks pari passu as to priority (but without regard to control of remedies) with the Lien on such Collateral securing the Obligations hereunder (including the Subsidiary Guarantees), and that are permitted to be incurred and permitted to be so secured by this Agreement.
“Additional Term Loan Commitments” means any term loan commitment added hereunder pursuant to Sections 2.22, 2.23 or 9.02(b)(i).
“Additional Term Loans” means any term loan added hereunder pursuant to Section 2.22, 2.23 or 9.02(b)(i).

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“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.11448%; provided that, notwithstanding the foregoing, Adjusted Daily Simple SOFR shall at no time be less than 0.50% per annum.
“Adjusted ~~LIBO Rate~~Term SOFR” means, ~~with respect to any LIBO Rate Borrowing~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) ~~the LIBO Rate~~Term SOFR for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b)(i) 0.11448% for a one-month Interest Period, (ii) 0.26161% for a three-month Interest Period and (iii) 0.42826% for a six-month Interest Period; provided that, notwithstanding the foregoing, ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR shall at no time be less than 0.50% per annum.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its Affiliates in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliated Lender” means the Company and/or any of its Restricted Subsidiaries.
“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Company.
“Agents” means the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) ~~the Adjusted LIBO Rate on~~Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) ~~for a deposit in dollars with a maturity of one month~~ plus 1% per annum; provided, that for purposes of this definition, ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for any day shall be based on the ~~LIBO Screen Rate on such day for deposits in dollars with a maturity of one month (or, if the LIBO Screen Rate is not available for such one month maturity, the Interpolated Rate) at approximately 11:00 a.m., London time~~Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the applicable Benchmark Replacement has been determined pursuant to Section 2.14(b)), then ~~for purposes of~~the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above ~~the Adjusted LIBO Rate shall be deemed to be 0.50%~~.

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“Amendment” has the meaning assigned to such term in Section 6.03(iii).
“Anti-Corruption Laws” means FCPA, the U.K. Bribery Act 2010 and all other laws, rules and regulations of any jurisdiction concerning or relating to bribery, corruption or money laundering, in each case to the extent applicable to the Company and its Subsidiaries.
“Applicable Administrative Agent” means (i) with respect to ABL Priority Collateral, the ABL Collateral Agent (or other analogous term in another Acceptable Intercreditor Agreement, as applicable), (ii) with respect to Term Loan Priority Collateral, the Term Collateral Representative (as defined in the ABL Intercreditor Agreement) (or other analogous term in another Acceptable Intercreditor Agreement, as applicable) or (iii) if at any time there is no Intercreditor Agreement or other intercreditor agreement as described in the definition of Acceptable Intercreditor Agreement then in effect, the Administrative Agent.
“Applicable Charges” has the meaning assigned to such term in Section 9.19.
“Applicable Percentage” means, with respect to any Term Lender of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of such Term Lender under such Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and unused Additional Term Loan Commitments of all Term Lenders under such Class.
“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Applicable Rate” means, for any day, with respect to the Initial Term Loans, (x) with respect to ABR Loans, 2.25% per annum and (y) with respect to ~~LIBO Rate~~Term SOFR Loans 3.25% per annum. The Applicable Rate for any Class of Additional Term Loans shall be as set forth in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means the financial institutions listed as such on the cover page to this Agreement, in their capacities as such.
“Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms, as determined by the Company in good faith) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by Section 6.08, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including without limitation any sale/leaseback transaction

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or asset securitization, (xi) any disposition arising from foreclosure, condemnation, eminent domain or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, sublicense, concession or other agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, or of non-core assets acquired in connection with any acquisition of any Person, business or assets or any Investment, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5.0% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $25.0 million, (xvi) any Exempt Sale and Leaseback Transaction, (xvii) the assignment, sale, transfer, lapse, abandonment (including failure to maintain) or other disposition of any Patents, Trademarks, Copyrights or other intellectual property that are, in the good faith judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole, (xviii) any license, sublicense, covenant not to sue or other grant of rights in or to any Patents, Trademarks, Copyrights or other intellectual property, or (xix) the creation or granting of any Lien permitted under this Agreement.
“Assignment Agreement” means, collectively, each Assignment and Assumption and each Affiliated Lender Assignment and Assumption.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.
“ASU” has the meaning assigned to such term in Section 1.04(c).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.
“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Company (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction”.
“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Party” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide cash management services or facilities, including: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit card processing services, (d) purchase cards and (e) credit or debit cards.
“Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement.
“Bankruptcy Code” means title 11 of the United States Code, as amended.
“Benchmark” means, initially, ~~the Adjusted LIBO Rate~~Term SOFR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~  and its related Benchmark Replacement Date have occurred with respect to ~~the Adjusted LIBO Rate~~Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1) ~~the sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~;
(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment~~;~~.
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
If the Benchmark Replacement ~~as~~ determined ~~pursuant to clause (1), (2) or (3)~~as set forth above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
, the spread adjustment, or method for calculating or determining such spread adjustment~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment,~~, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~Dollar-denominated~~dollar-denominated syndicated credit facilities~~;~~.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or Adjusted Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides~~, following consultation with the Company,~~  may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to ~~the~~such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof)

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permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event~~,~~”, the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~ in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.14(c); or~~
~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.
“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes (other than primarily in distressed situations) and which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Company and/or any of its Subsidiaries or (b) any Affiliate of such competitor, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to the Company or its Subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers or the Administrative Agent in accordance with clause (a)(i) of the definition of “Disqualified Institution” or any reasonably identifiable Affiliate of any such Person on the basis of such Affiliate’s name.
“Borrowers” means, collectively, the Company and each other Discretionary Borrower that becomes a party hereto pursuant to Section 9.02(d).
“Borrowing” means Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of ~~LIBO Rate~~Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means the sum of (1) 90% of the book value of Inventory of the Company and the Restricted Subsidiaries, (2) 85% of the book value of Receivables of the Company and the Restricted Subsidiaries (other than Credit Card Receivables), (3) 95% of the book value of Credit Card Receivables of the Company and the Restricted Subsidiaries and (4) 50% of the fair market value of real property of the Company and the Restricted Subsidiaries (in each case, determined as of the end of the

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most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available), and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith.
“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Company.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in ~~connection with a LIBO Rate~~relation to Term SOFR Loans or Daily Simple SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loan or Daily Simple SOFR Loan, or any other dealings with respect to any Term SOFR Loan or Daily Simple SOFR Loan, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in Dollar deposits in the London interbank market~~that is not a U.S. Government Securities Business Day.
“Capital Expenditures” means, as applied to any Person for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized in respect of Finance Lease Obligations) for such Person for such period in accordance with GAAP.
“Capital Stock” of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.
“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash” or “cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.
“Cash Equivalents” means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any bank or other institutional lender hereunder or under the ABL Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (h) solely with respect to any Captive Insurance Subsidiary, any investment that Person is permitted to make in accordance with applicable law.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes

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of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date. For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned Subsidiary of a holding company and (2) either the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or no Person (other than such holding company) beneficially owns, directly or indirectly, more than 50% of the outstanding number of shares of the Company’s voting stock.
“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Sections 2.22, 2.23 or 9.02(b).
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Closing Date Distribution” means the distribution by the Company to L Brands, of 100% of the Company’s common stock for distribution to L Brands’ existing shareholders.
“Closing Date Payment” means the payment of the Special Cash Payment (as defined in the Separation Agreement).
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all assets, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations hereunder. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset, unless specifically consented to by the Company.
“Collateral Agreement” means the Guarantee and Collateral Agreement, substantially in the form of Exhibit J, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.
“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document (including the ABL Intercreditor

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Agreement and any other Acceptable Intercreditor Agreement) and (y) the time periods (and extensions thereof) set forth in the applicable provisions of this Agreement, the requirement that the Administrative Agent shall have received (A) a joinder to the Collateral Agreement in substantially the form attached as an exhibit thereto, (B) a supplement to the Collateral Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.10 owns registrations of or applications for U.S. Patents, U.S. Trademarks and/or U.S. Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as an exhibit hereto, (D) a completed Perfection Certificate, (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (F) to the extent required by the terms thereof, an executed joinder to any Acceptable Intercreditor Agreement in substantially the form attached as an exhibit thereto.
“Collateral Documents” means, collectively, (i) the Collateral Agreement, (ii) each Intellectual Property Security Agreement, (ii) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (iv) the Perfection Certificate and (v) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.
“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment and Additional Commitment, as applicable, in effect as of such time.
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Company” means (a) Victoria’s Secret & Co. and/or (b) following the consummation of a transaction permitted hereunder that results in a Successor Company, such Successor Company, in each case, as the context may require.
“Company Competitor” means any competitor of the Company and/or any of its Restricted Subsidiaries.
“Confidential Information” has the meaning assigned to such term in Section 9.13.
“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that
(i)if, since the beginning of such period, the Company or any Restricted Subsidiary has Incurred any Indebtedness or the Company has issued any Designated Preferred Stock that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness or an issuance of Designated Preferred Stock of the Company, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Designated Preferred Stock as if such Indebtedness or Designated Preferred Stock had been Incurred or issued, as applicable, on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or

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such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),
(ii)if, since the beginning of such period, the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness or any Designated Preferred Stock of the Company that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility, unless such Indebtedness has been repaid with an equivalent permanent reduction in commitments thereunder) or a Discharge of Designated Preferred Stock of the Company, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness or Designated Preferred Stock, including with the proceeds of such new Indebtedness or new Designated Preferred Stock of the Company, as if such Discharge had occurred on the first day of such period,
(iii)if, since the beginning of such period, the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Restricted Subsidiary as an Unrestricted Subsidiary (any such disposition or designation, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including, but not limited to, through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is disposed of in such Sale or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,
(iv)if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Unrestricted Subsidiary as a Restricted Subsidiary (any such Investment, acquisition or designation, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and
(v)if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall

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have discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period;
provided that, in the event that the Company shall classify Indebtedness Incurred on the date of determination as Incurred in part under Section 6.01(a) and in part under Section 6.01(b), as provided in Section 6.01(c)(ii)), any pro forma calculation of Consolidated Interest Expense shall not give effect on such date of determination (x) to any Incurrence of Indebtedness pursuant to Section 6.01(b) (other than if the Company at its option has elected to disregard Indebtedness being Incurred on the date of determination in part pursuant to Section 6.01(a) for purposes of calculating the Consolidated Coverage Ratio for Incurring Indebtedness on the date of determination in part pursuant to Section 6.01(b)(xi)) or (y) to any Discharge of Indebtedness from the proceeds of any such Incurrence pursuant to Section 6.01(b) (other than Section 6.01(b)(xi), if the Incurrence of Indebtedness pursuant to Section 6.01(b)(xi) is being given effect to in the calculation of the Consolidated Coverage Ratio).
For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred, Designated Preferred Stock issued, or Indebtedness or Designated Preferred Stock repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate, a secured overnight financing rate, or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and, except in the case of clause (9) below, to the extent the same was deducted in calculating Consolidated Net Income:
(1)Consolidated Taxes; plus
(2)Fixed Charges and costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” and any non-cash interest expense, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

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(3)Consolidated Depreciation and Amortization Expense; plus
(4)Consolidated Non-Cash Charges; plus
(5)any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Capital Stock, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the Loans, the Senior Notes or the ABL Facility, (ii) any amendment or other modification of this Agreement or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Specified Receivables Facility; plus
(6)business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus
(7)the amount of loss or discount on sale of assets to a Receivables Subsidiary and any commissions, yield and other fees and charges, in each case in connection with a Specified Receivables Facility; plus
(8)any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or any Subsidiary Guarantor or net cash proceeds of an issuance of Capital Stock of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the determination of the amount available for Restricted Payments under Section 6.02(a)(3)(A); plus
(9)the amount of net cost savings, operating improvements or synergies projected by the Company in good faith to be realized within twelve months following the date of any operational changes, business realignment projects or initiatives, restructurings or reorganizations which have been or are intended to be initiated (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such net cost savings and operating improvements or synergies are reasonably identifiable and quantifiable; provided, further, that the aggregate amount added to Consolidated EBITDA pursuant to this clause (9) shall not exceed 20.0% of Consolidated EBITDA for such period (determined after giving effect to such adjustments);
less, without duplication, to the extent the same increased Consolidated Net Income,
(1)non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period and any items for which cash was received in a prior period).

“Consolidated First Lien Indebtedness” means, as of any date of determination, (i) an amount equal to the sum of, without duplication, Consolidated Total Indebtedness (without regard to clause (ii) of the definition thereof) and any Ratio Tested Committed Amount as of such date that, in each case, is then secured by a first-priority Lien on property or assets of the Company and its Restricted Subsidiaries that constitutes Collateral (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (ii) the sum of (A) the amount of such

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Indebtedness Incurred pursuant to Section 6.01(b)(ix), (B) the amount of such Indebtedness consisting of Indebtedness under the ABL Facility (unless such Indebtedness is secured by a Lien on the Collateral either (x) ranking pari passu with the Liens securing the Initial Term Loans or (y) with the rankings set forth in the ABL Intercreditor Agreement) and (C) cash, Cash Equivalents and Temporary Cash Investments held by the Company and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available.
“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated First Lien Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided that:
(1)    if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;
(2)    if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and
(3)    if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period;
provided that, in the event that the Company shall classify Indebtedness Incurred on the date of determination as Incurred in part pursuant to Section 6.01(b)(i)(A)(II) and in part pursuant to one or more other clauses or subclauses of Section 6.01(b) and/or pursuant to Section 6.01(a) (as provided in Section 6.01(c)(ii)), Consolidated First Lien Indebtedness shall not include any such Indebtedness (and shall not give effect to any Discharge of Consolidated First Lien Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause or subclause of such Section 6.01(b) and/or pursuant to such Section 6.01(a).
For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another authorized Officer of the Company.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Finance Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP) but excluding commissions, discounts, yield and other fees and charges related to any Specified Receivables Facility; plus (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus (3) commissions, discounts, yield and other

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fees and charges Incurred in connection with any Specified Receivables Facility which are payable to Persons other than the Company and the Restricted Subsidiaries; minus (4) interest income for such period and excluding debt issuance costs, commissions, fees and expenses (including bridge, commitment or other financing fees).
For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)    any net after-tax extraordinary, infrequently occurring, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;
(2)    any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance, redemption, repurchase, retirement or acquisition of Capital Stock, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Transactions, in each case, shall be excluded;
(3)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Finance Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(4)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(5)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;
(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Company) shall be excluded, provided, that notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not exclude any such net after-tax income or loss or any such net after-tax gains or losses attributable thereto until such sale, transfer or other disposition has been consummated;
(7)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;
(8)    (a) the Net Income for such period of any Person (other than the Company) that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the

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referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (a);
(9)    solely for the purpose of determining the amount available for Restricted Payments under Section 6.02(a)(3)(A) or for the purpose of calculating Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor or Foreign Subsidiary) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person; to the extent not already included therein;
(10)    an amount equal to the amount of tax distributions actually made to any Parent Entity in respect of such period in accordance with Section 6.02(b)(viii)(C) shall be included as though such amounts had been paid directly by such Person for such period;
(11)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;
(12)    any non-cash expense realized or resulting from management equity plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(13)    any (a) non-cash compensation charges, (b) costs and expenses after the Closing Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Closing Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;
(14)    accruals and reserves that are established or adjusted within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(15)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(16)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;
(17)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts in respect of which such Person has determined that there exists reasonable evidence that such amounts will in fact be reimbursed by insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount, to the extent included in Net Income in a future period);
(18)    non-cash charges for deferred tax asset valuation allowances shall be excluded; and

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(19)    the amount of loss or discount on sale of Receivables Facility Assets and related assets in connection with a Receivables Facility shall be excluded.
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any tax distributions taken into account in calculating Consolidated Net Income.
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (i) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Finance Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding (x) items eliminated in Consolidation and (y) Hedging Obligations), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or incurred pursuant to, Section 6.01(b)(ix), (B) the amount of such Indebtedness consisting of Indebtedness under the ABL Facility and (C) cash, Cash Equivalents and Temporary Cash Investments held by the Company and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided that:
(1)    if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;
(2)    if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

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(3)    if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period;
provided that, for purposes of the foregoing calculation, in the event that the Company shall classify Indebtedness Incurred on the date of determination as Incurred in part pursuant to Section 6.01(b)(xi) (other than by reason of subclause (2) of the proviso to such clause (xi)) and in part pursuant to one or more other clauses of Section 6.01(b) and/or (unless the Company at its option has elected to disregard Indebtedness being Incurred on the date of determination in part pursuant to subclause (2) of the proviso to Section 6.01(b)(xi) for purposes of calculating the Consolidated Coverage Ratio for Incurring Indebtedness on the date of determination in part under Section 6.01(a)) and in part pursuant to Section 6.01(a) (as provided in Sections 6.01(c)(ii) and (iii)), Consolidated Total Indebtedness shall not (x) include any such Indebtedness Incurred pursuant to one or more of such other clauses of Section 6.01(b) and/or pursuant to Section 6.01(a), and (y) give effect to any Discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Total Leverage Ratio that otherwise would be included in Consolidated Total Indebtedness.
For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another authorized Officer of the Company.
“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.
“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedging Agreement and (d) the application of purchase or recapitalization accounting.
“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

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“Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to Section 6.01(b)(x).
“Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions, the proceeds from the issuance of Disqualified Stock or contributions by the Company or any Restricted Subsidiary) made to the capital of the Company or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is Incurred within 180 days after the receipt of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the date of Incurrence thereof.
“Control” means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
“Copyrights” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements thereof; (d) the right to sue for past, present, and future infringements thereof; and (e) all domestic rights corresponding to any of the foregoing.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Cost Saving Initiative” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.
“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Card Receivables” has the meaning assigned to such term in the ABL Credit Agreement.
“Credit Facilities” means one or more of (i) the ABL Facility and (ii)  any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables, inventory or real estate financings (including without limitation through the sale of receivables, inventory, real estate and/or other assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables, inventory, real estate and/or other assets or the creation of any Liens in respect of such receivables, inventory, real estate and/or other assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements (including Intellectual Property Security Agreements) and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as

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additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
“Credit Rating” means, in the case of S&P, the “Issuer Credit Rating” assigned by S&P to the Company and, in the case of Moody’s, the “Corporate Family Rating” assigned by Moody’s to the Company.
“Cured Default” has the meaning assigned to such term in Section 1.03(c).
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.
“Current Assets” means, at any date, all assets of the Company and its Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (i) cash, Cash Equivalents, Investment Grade Securities or Temporary Cash Investments (including such items held on deposit for third parties by the Company and/or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments, (iv) the current portion of current and deferred Taxes and (v) assets held for sale or pension assets).
“Current Liabilities” means, at any date, all liabilities of the Company and its Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (i) current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposures, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Company and/or any Restricted Subsidiary, (ix) the current portion of any Finance Lease Obligation and the current portion of any Non-Financing Lease Obligation that is otherwise required to be capitalized, (x) any liabilities recorded in connection with stock based awards, partnership interest based awards, awards of profits interests, deferred compensation awards and similar initiative based compensation awards or arrangements, (xi) the current portion of any current or deferred pension plan liabilities, (xii) the current portion of any other long term liability for borrowed money and (xiii) any current liabilities associated with assets held for sale or pension assets.
“Daily Simple SOFR” means, for any day~~,~~  (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.
“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

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“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan within one Business Day of the date required to be made by it hereunder, unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within two Business Days after the request of Administrative Agent or the Company, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, (e) become (or any parent company thereof has become) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Company and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Company and the Administrative Agent), to continue to perform its obligations as a Lender hereunder or (f) become (or any parent company thereof has become) the subject of a Bail-In Action; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument or negotiable certificate of deposit (within the meaning of the UCC).
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of

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management, managers or consultants of the Company or its subsidiaries shall constitute a Derivative Transaction.
“Designated Noncash Consideration” means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.
“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued after the Closing Date for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company; provided that the cash proceeds of such issuance shall be excluded from the calculation set forth in Section 6.02(a)(3)(B).
“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock or by reason of such member receiving any compensation in respect of such member’s role as director.
“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.
“Disposition” or “Dispose” means the sale, lease, sublease or other disposition of any property of any Person. The fair market value of any assets or other property Disposed of shall be determined by the Company in good faith and shall be measured at the time provided for in Section 1.04(e).
“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition or other disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Initial Term Loans; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Institution” means:
(a)(i) any Person identified as such by the Company in writing (and reasonably satisfactory) to the Administrative Agent, (ii) any Affiliate of any Person described in clause (i) above that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clause (i) above that is identified by the Company in a written notice to the Arrangers (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date) (other than Bona Fide Debt Funds other than such Bona Fide Debt Funds excluded pursuant to clause (a)(i) of this paragraph) (each such person described in clauses (i) through (iii) above, a “Disqualified Lending Institution”);
(b)(i) any Person that is a Company Competitor and/or any Affiliate of any Company Competitor (other than any Affiliate that is a Bona Fide Debt Fund) and is identified by

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the Company as such in writing to the Arrangers (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date), (ii) any Affiliate of any Person described in clause (i) above (other than any Affiliate that is a Bona Fide Debt Fund) that is reasonably identifiable as an Affiliate of such person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clause (i) above that is identified by the Company in a written notice to the Arrangers (if prior to the Closing Date) or to the Administrative Agent (if after the Closing Date) (it being understood and agreed that no Bona Fide Debt Fund may be designated as a Disqualified Institution pursuant to this clause (iii), but such Bona Fide Debt Fund may be designated as a Disqualified Lending Institution pursuant to clause (a) above); and
(c)any Affiliate or Representative of any Arranger and/or any Initial Lender that is engaged as a principal primarily in private equity, mezzanine financing or venture capital;
it being understood and agreed that no written notice delivered pursuant to clauses (a)(i), (a)(iii), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loans or Commitments if such Person was not a Disqualified Institution at the time of acquisition of such assignment or participation interest.
“Disqualified Lending Institution” has the meaning assigned to such term in the definition of “Disqualified Institution”.
“Disregarded Domestic Subsidiary” means any Domestic Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries or one or more Disregarded Domestic Subsidiaries, IP Rights related to such Foreign Subsidiaries or Disregarded Domestic Subsidiaries, Cash or Cash Equivalents and other incidental assets related thereto.
“Dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by any Affiliated Lender (any such Person, the “Auction Party”) in order to purchase Initial Term Loans (or any Additional Term Loans), substantially in accordance with the following procedures (as may be modified by such Affiliated Lender and the applicable “auction agent” in connection with a particular Auction transaction); provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction (or equivalent) which was withdrawn:
(a)    Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

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(b)    Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.
(c)    Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 1%, when compared to an Applicable Price of $100 with a 2% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Company of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company and Lenders shall be conclusive and binding for all purposes absent manifest error.
(d)    Additional Procedures.
(i)    Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated

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to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.
(ii)    To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Company.
(iii)    In connection with any Auction, the Company and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.
(iv)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(v)    The Company and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.
~~“Early Opt-in Election” means, if the then current Benchmark is the Adjusted LIBO Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Company to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).
“EEA Financial Institution” means (a) any institution established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Company in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not directly paid generally to all relevant lenders ratably (or, if only one lender (or affiliated group of lenders) is providing such Indebtedness, are fees of the type not customarily shared with lenders generally); provided, that with respect to any Indebtedness that includes a “~~LIBOR~~Term SOFR floor” or “Base Rate floor”, that (A) to the extent that ~~the LIBO Rate~~Term SOFR (for an Interest Period of three months) or Alternate Base Rate (in each case without giving effect to any floor specified in the definitions thereof on the date on which the Effective Yield is being calculated) is less than such floor, the amount of such difference will be deemed added to the interest rate margin applicable to such Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that ~~the LIBO Rate~~Term SOFR (for an Interest Period of three months) or Alternate Base Rate (in each case, without giving effect to any floor specified in the definitions thereof) is greater than such floor, the floor will be disregarded in calculating the Effective Yield.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender or (d) any Approved Fund of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or Defaulting Lender or (iii) except as permitted under Section 9.05(g), the Company or any of its Affiliates.
“Environmental Laws” means all applicable laws, rules, regulations, codes, orders-in-council, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Article 7.

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“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount (if positive) equal to:
(a)    the sum, without duplication, of the amounts for such period of the following:
(i)    Consolidated EBITDA for such period without giving effect to clause (9) of the definition thereof, plus
(ii)    the Consolidated Working Capital Adjustment for such period, plus
(iii)    cash gains of the type described in clauses (1), (5), and (6) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated EBITDA (except to the extent such gains consist of proceeds utilized in calculating amounts subject to Section 2.11(b)(ii)), plus
(iv)    to the extent not otherwise included in the calculation of Consolidated EBITDA for such period, cash payments received by the Company or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior period pursuant to clause (b)(vii) below, minus
(b)    the sum, without duplication, of the amounts for such period (or, in the case of clauses (b)(i), (b)(iii), (b)(iv), (b)(x), (b)(xi) and (b)(xiii), at the option of the Company, amounts after such period to the extent paid prior to the date of the applicable Excess Cash Flow payment) of the following:
(i)    the aggregate principal amount of (i) all optional prepayments of Indebtedness (other than any (A) optional prepayment of Indebtedness that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.11(b)(i) or (B) revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment), (ii) all mandatory prepayments and scheduled repayments of Indebtedness and (iii) the aggregate amount of any premiums, make-whole or penalty payments actually paid in Cash by the Company and/or any Restricted Subsidiary that are or were required to be made in connection with any prepayment of Indebtedness, in each case, except to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus
(ii)    [reserved], plus
(iii)    Fixed Charges and other items added back under clauses (2) of the definition of Consolidated EBITDA to the extent paid or payable in Cash (including (A) fees and expenses paid to the Administrative Agent in connection with its services hereunder, (B) other bank, administrative agency (or trustee) and financing fees (including rating agency fees and other fees in respect of any ABL Facility), (C) costs of surety bonds in connection with financing activities (whether amortized or immediately expensed) and (D) commissions, discounts and other fees and charges owed with respect to revolving commitments, letters of credit, bank guarantees, bankers’ acceptances or any similar facilities or financing and Hedging Agreements), plus
(iv)    Consolidated Taxes (including Taxes paid or payable pursuant to any Tax sharing arrangement or arrangements and/or any Tax distribution) paid or estimated in good faith to be payable by the Company and/or any Restricted Subsidiary, and provisions for Taxes, to the extent payable by the Company and/or any Restricted Subsidiary in Cash with respect to such Excess Cash Flow Period, plus
(v)    [reserved], plus

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(vi)    any foreign translation losses paid or payable in Cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedging Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk) to the extent included in calculating Consolidated EBITDA, plus
(vii)    amounts added back under clause 17 of the definition of Consolidated Net Income with respect to insurance, in each case to the extent such amounts have not yet been received by the Company or its Restricted Subsidiaries, plus
(viii)    an amount equal to (A) all Charges either (1) excluded in calculating Consolidated Net Income or (2) added back in calculating Consolidated EBITDA, in each case, to the extent paid or payable in cash and (B) all non-Cash credits included in calculating Consolidated Net Income or Consolidated EBITDA, plus
(ix)    [reserved], plus
(x)    to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of Charges paid or payable in Cash by the Company and its Restricted Subsidiaries during such period, other than to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus
(xi)    Cash payments (other than in respect of Consolidated Taxes, which are governed by clause (iv) above) made during such period for any liability the accrual of which in a prior period did not reduce Consolidated EBITDA and therefore increased Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness), plus
(xii)    [reserved], plus
(xiii)    amounts paid in Cash (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated EBITDA in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus
(xiv)    the amount of any payment of Cash to be amortized or expensed over a future period and recorded as a long-term asset, plus
(xv)    [reserved], plus
(xvi)    [reserved], plus
(xvii)    the aggregate amount of any extraordinary, unusual, special or non-recurring cash Charges or Charges referred to in clauses (1) of the definition of Consolidated Net Income paid or payable during such period (whether or not incurred in such Excess Cash Flow Period) that were excluded in calculating Consolidated EBITDA (including any component definition used therein) for such period.
Notwithstanding anything else provided in this Agreement, (x) the amounts deducted under clause (b) above shall in no event be duplicative of amounts deducted under sub-clauses (1) through (9) of Section 2.11(b)(i) and (y) to the extent an amount is eligible to be deducted under either clause (b) above or sub-clauses (1) through (9) of Section 2.11(b)(i), unless otherwise elected by the Company on or prior

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to the date of the applicable Excess Cash Flow payment, such amounts shall be deemed to have been deducted under sub-clauses (1) through (9) of Section 2.11(b)(i).
“Excess Cash Flow Period” means each full fiscal year of the Company ending after the Closing Date (commencing, for the avoidance of doubt, with the fiscal year of the Company ending on January 28, 2023).
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” has the meaning assigned to such term in the Collateral Agreement.
“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value (as of the date of contribution) of property or assets, received by the Company as capital contributions to the Company after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in Section 6.02(a)(3)(B)(x) for purposes of determining whether a Restricted Payment may be made.
“Excluded Subsidiary” means:
(a)    any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,
(b)    any Immaterial Subsidiary,
(c)    any Restricted Subsidiary that is prohibited or restricted by law, rule or regulation or contractual obligation (in the case of any such contractual obligation, where such contractual obligation exists on the Closing Date or on the date such entity becomes a Restricted Subsidiary, as long as such contractual obligation was not entered into in contemplation of such person becoming a Restricted Subsidiary) from Guaranteeing the Obligations or that would require a governmental (including regulatory) or third party consent, approval, license or authorization to Guarantee the Obligations (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles) for so long as the applicable prohibition or restriction is in effect and unless and until such consent has been received, it being understood that the Company and its subsidiaries shall have no obligation to obtain any such consent, approval, license or authorization,
(d)    any not-for-profit subsidiary,
(e)    any Captive Insurance Subsidiary or subsidiary that is a broker-dealer,
(f)    any special purpose entity (including a special purpose entity used for any permitted securitization or receivables facility or financing) and any Receivables Subsidiary,
(g)    any Foreign Subsidiary,
(h)    (i) any Disregarded Domestic Subsidiary or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary or any Disregarded Domestic Subsidiary,
(i)    any Unrestricted Subsidiary,
(j)    any Restricted Subsidiary acquired pursuant to an acquisition or other Investment permitted by this Agreement that has Indebtedness at the time of such acquisition or Investment, and not Incurred in contemplation thereof, and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent the terms of such Indebtedness prohibit such Restricted Subsidiary from becoming a Subsidiary Guarantor,

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(k)    any Restricted Subsidiary if the provision of a Guarantee of the Obligations could reasonably be expected to result in adverse tax or regulatory consequences to any Loan Party or any of its subsidiaries or parent companies that are not de minimis as determined by the Company in good faith, and
(l)    any other Restricted Subsidiary with respect to which, in the good faith judgment of the Administrative Agent and the Company, the burden or cost of providing a Guarantee of the Obligations outweighs the benefits afforded thereby.
“Excluded Taxes” means, any of the following Taxes imposed on or, with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on (or measured by) its net income, franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Lender (or the assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.17, (c) any tax imposed as a result of a failure by the Administrative Agent or any Lender or any other recipient to comply with Section 2.17(f) and (d) any withholding tax under FATCA.
“Exempt Sale and Leaseback Transaction” means any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 180 days of the acquisition of such property by the Company or any of its Subsidiaries or (b) that involves property with a book value equal to the greater of $60.0 million and 1.5% of Consolidated Tangible Assets or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons. For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.
“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a)(ii).
“Extension” has the meaning assigned to such term in Section 2.23(a).
“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Company, executed by each of (a) the Company, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.
“Extension Offer” has the meaning assigned to such term in Section 2.23(a).
“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by senior management of the Company or the Board of Directors, whose determination shall be conclusive.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with); any current or future regulations or official interpretations thereof; any intergovernmental agreements entered into thereunder and any law, regulation or official guidance adopted pursuant to any such intergovernmental agreements; and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

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“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means that certain Fee Letter dated June 28, 2021.
“Finance Lease Obligation” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Finance Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.
“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Receivables Subsidiary in connection with the Incurrence by a Receivables Subsidiary of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.
“Fixed Amounts” has the meaning assigned to such term in Section 1.04(g).
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR or Adjusted Daily Simple SOFR, as applicable.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Funding Account” has the meaning assigned to such term in Section 2.03(f).
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning assigned to such term in Section 9.05(e).
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter

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Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement (other than Indebtedness owing to the Company or a Restricted Subsidiary).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes in each case which are regulated pursuant to any Environmental Law.
“Hedging Agreements” means, collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreement or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.
“Immaterial Subsidiary” means, at any time, Restricted Subsidiaries that at such time, in the aggregate for all such Restricted Subsidiaries, (i) directly own less than 10% of the amount of Qualifying Assets owned directly by all Restricted Subsidiaries and (ii) directly own accounts receivable and inventory representing less than 5% of the book value of the accounts receivable and inventory directly owned by all Restricted Subsidiaries.
~~“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”~~
“Incremental Cap” means, as of any date of determination:
(a)    the Shared Incremental Amount as of such date, plus
(b)    in the case of any Incremental Facility or Incremental Equivalent Debt that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Incremental Facility or Incremental Equivalent Debt, plus
(c)    [reserved], plus
(d)    (i) the amount of any optional prepayment of any Loan (including any Incremental Loan) in accordance with Section 2.11(a), (ii) the amount of any optional prepayment, redemption, repurchase or retirement of Incremental Equivalent Debt that is pari passu with the Initial Term Loans in right of payment and with respect to security (without regard to the control of remedies) or that was originally incurred in reliance on the preceding clause (a), (iii) the amount of any optional prepayment, redemption or repurchase of any Replacement Term Loan or any borrowing or issuance of Replacement Debt previously applied to the permanent prepayment of any Loan hereunder or of any Incremental Equivalent Debt, in each case that is pari passu with the Initial Term Loans in right of payment and with respect to security (without regard to the control of remedies) or that was originally incurred in reliance on the preceding clause (a), (iv) [reserved] and (v) the aggregate amount of any Indebtedness referred to in clauses (i) through (iii) repaid or retired resulting from any assignment of such Indebtedness to (and/or assignment and/or purchase of such Indebtedness by) the Company and/or any Restricted Subsidiary; provided that for each of clauses (i) through (v), the relevant prepayment, redemption, repurchase or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), plus

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(e)    an unlimited amount so long as, in the case of this clause (e), on a pro forma basis after giving effect to the incurrence of the Incremental Facility or the Incremental Equivalent Debt, as applicable, and the application of the proceeds thereof (other than any Cash funded to the consolidated balance sheet of the Company or any of its Restricted Subsidiaries) and to any relevant Subject Transaction,
(i)    if such Indebtedness is secured by Parity Priority Liens on the Collateral either (x) the Consolidated First Lien Leverage Ratio does not exceed the greater of (x) 1.50:1.00 and (y) if such Indebtedness is incurred to finance an acquisition or other Investment permitted hereunder, the Consolidated First Lien Leverage Ratio immediately prior to giving effect thereto, and
(ii)    in the case of any other Indebtedness the Consolidated Coverage Ratio is not less than the lesser of (x) 2.00:1.00 and (y) if such Indebtedness is incurred to finance an acquisition or other Investment permitted hereunder, the Consolidated Coverage Ratio immediately prior to giving effect thereto, provided that:
(1)     any Incremental Facility and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Company in its sole discretion (provided that, in the case of clause (e), an Incremental Facility may be incurred only under clause (i) thereof),
(2)     if any Incremental Facility or Incremental Equivalent Debt is intended to be incurred under clause (e) of this definition and any other clause of this definition in a single transaction or series of related transactions, (A) the incurrence of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred under any other clause of this definition, but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions and (B) the incurrence of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter, and
(3)    any portion of any Incremental Facility or Incremental Equivalent Debt that is Incurred under clauses (a) through (d) of this definition, unless otherwise elected by the Company, shall automatically and without need for action by any Person, be reclassified as having been Incurred under clause (e) of this definition if, at any time after the Incurrence thereof, when financial statements required pursuant to Section 5.01(a)(i) or (ii) are delivered, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in such financial statements, be (or have been) permitted under the Consolidated First Lien Leverage Ratio or Consolidated Coverage Ratio test, as applicable, set forth in clause (e) of this definition.
“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loans.
“Incremental Equivalent Debt” means any Indebtedness incurred by any Loan Party (which may be Guaranteed by one or more Loan Parties) that satisfies the following conditions:
(a)    the aggregate outstanding principal amount thereof does not exceed the Incremental Cap as in effect at the time of determination (after giving effect to any reclassification on or prior to such date of determination),
(b)    the Weighted Average Life to Maturity of such Indebtedness is no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans and the final maturity date of such Indebtedness is no earlier than the Latest Maturity Date, in each case as determined on the date of

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the issuance or incurrence, as applicable, thereof; provided, that the foregoing limitations shall not apply to (i) customary bridge loans with a maturity date of not longer than one year; provided, that either (x) the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than the Initial Term Loan Maturity Date or (y) any loans, notes, securities or other Indebtedness (other than revolving loans) which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (b), (ii) [reserved] and (iii) Indebtedness having an aggregate principal amount outstanding not exceeding the greater of $500.0 million and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period,
(c)    subject to clause (b), such Indebtedness may otherwise have an amortization schedule as determined by the Company and the lenders providing such Indebtedness,
(d)    if such Indebtedness is in the form of broadly syndicated Dollar-denominated term B loans that are pari passu with the Initial Term Loans in right of payment and with respect to security, the MFN Provisions of Section 2.22(a)(v) shall apply to such Indebtedness as if (but only to the extent, including after giving effect to the applicable exclusions and sunset provisions thereof) such Indebtedness was an Incremental Term Facility of the type subject to the provisions of Section 2.22(a)(v), mutatis mutandis, and
(e)    if such Indebtedness is secured by assets that constitute Collateral, the holders of such Indebtedness (or a representative therefor) shall be party to an Acceptable Intercreditor Agreement.
“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).
“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Company executed by each of (a) the Company and each other Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.
“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).
“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.04(g).
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(i)the principal of indebtedness of such Person for borrowed money;
(ii)the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

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(iii)all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate amount of drawings thereunder that have not then been reimbursed);
(iv)all obligations of such Person to pay the deferred and unpaid purchase price of property (except accruals and Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;
(v)all Finance Lease Obligations of such Person;
(vi)the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the Fair Market Value of such Capital Stock, such Fair Market Value shall be as determined in good faith by senior management of the Company, the Board of Directors of the Company or the Board of Directors of the issuer of such Capital Stock);
(vii)all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons;
(viii)all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and
(ix)to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); provided that Indebtedness shall not include Contingent Obligations Incurred in the ordinary course of business.
The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Initial Agreement” has the meaning assigned to such term in Section 6.03(iii).
“Initial Lenders” means the Arrangers and the affiliates of the Arrangers who are party to this Agreement as Lenders on the Closing Date.

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“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.
“Initial Term Loan Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 or Section 2.19 and (b) reduced or increased from time to time pursuant to (x) assignments by or to such Term Lender pursuant to Section 9.05 or (y) an Additional Term Loan Commitment. The aggregate amount of the Term Lenders’ Initial Term Loan Commitments on the Closing Date is $400,000,000.
“Initial Term Loan Maturity Date” means the date that is seven years after the Closing Date.
“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Company pursuant to Section 2.01(a).
“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form of Exhibit H-1 hereto, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 hereto or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3 hereto.
“Intercreditor Agreements” means, collectively, (a) the ABL Intercreditor Agreement, (b) the Pari Passu Intercreditor Agreement and (c) any other Acceptable Intercreditor Agreement.
“Interest Election Request” means a request by the Company in the form of Exhibit D hereto or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December ~~(commencing with the last Business Day of September 2021) or the maturity date applicable to such Loan and~~and the Maturity Date, (b) with respect to any ~~LIBO Rate~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing with an Interest Period of more than three-months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three-months’ duration after the first day of such Interest Period~~.~~, and the Maturity Date and (c) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.14), (1) each date that is on the numerically corresponding date in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or if there is no such numerically corresponding date in such month, then the last day of such month) and (2) the Maturity Date.
“Interest Period” means with respect to any ~~LIBO Rate~~Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months ~~(or, with the consent of each Lender, twelve months)~~ thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, ~~in the case of a LIBO Rate Borrowing only,~~ such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period ~~pertaining to a LIBO Rate Borrowing~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period ~~and~~, (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request and (iv) any Interest Period with respect to any Class that would otherwise end after the Maturity Date applicable to such Class will end on the Maturity Date applicable to such Class. For purposes hereof, the

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date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.
~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~
“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.
“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, sublicenses, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.02 only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Company) at the time of such transfer and (iii) for purposes of Section 6.02(a)(3)(C), the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Section 6.02(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 6.02(a).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other rating agency.
“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

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“IP Rights” refers to the Patents, Trademarks, Copyrights, domain names, trade secrets and all other similar intellectual property rights owned or licensed by the Company and its Restricted Subsidiaries.
“IRS” means the United States Internal Revenue Service.
“ISDA CDS Definitions” has the meaning assigned to such term in Section 9.02(b).
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“Junior Capital” means, collectively, any Indebtedness of the Company that (i) is not secured by any asset of the Company or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Loans on terms consistent with those for senior subordinated high yield debt securities issued by U.S. companies (as determined in good faith by the Company, which determination shall be conclusive), (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the maturity of the Initial Term Loans (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than (x) obligations that are subject to the prior payment in full in cash of the Initial Term Loans or (y) pursuant to an escrow or similar arrangement with respect to the proceeds of such Junior Capital and (v) does not require the payment of cash interest until the date that is 91 days after the maturity of the Initial Term Loans.
“L Brands” means L Brands, Inc., a Delaware corporation.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan or Additional Term Loan.
“Lender Presentation” means the Lender Presentation dated June 22, 2021 used in connection with the syndication of the initial credit facilities hereunder.
“Lender-Related Person” has the meaning assigned to it in Section 9.04.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lenders” means the Term Lenders, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement or as a result of the application of Section 9.05(g).
~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~
~~“LIBO Screen Rate” means, for any day and time, with respect to any LIBO Rate Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate~~

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~~page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion).~~
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), in each case in the nature of security; provided that in no event shall a Non-Financing Lease Obligation in and of itself be deemed to constitute a Lien or lease in the nature thereof).
“Loan Documents” means this Agreement, any Promissory Note, the Collateral Documents, the ABL Intercreditor Agreement, any Acceptable Intercreditor Agreement and any other document or instrument designated by the Company and the Administrative Agent as a “Loan Document”, including any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment or any other amendment hereto or thereto. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.
“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).
“Loan Parties” means the Borrowers and the Subsidiary Loan Parties.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Management Advances” means (1) loans or advances made to directors, management members, officers, employees or consultants of the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $20.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 6.01.
“Management Guarantees” means guarantees (x) of up to an aggregate principal amount outstanding at any time of $30.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $15.0 million in the aggregate outstanding at any time.
“Management Indebtedness” means Indebtedness Incurred to (a) any Person other than a Management Investor of up to an aggregate principal amount outstanding at any time of $30.0 million and (b) any Management Investor, in each case, to finance the repurchase or other acquisition of Capital Stock of the Company or any Restricted Subsidiary (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by Section 6.02.
“Management Investors” means the management members, officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives of any of the foregoing, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Restricted Subsidiary.
“Management Stock” means Capital Stock of the Company or any Restricted Subsidiary (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

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“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Company or any direct or indirect parent company on the date of declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.
“Market Intercreditor Agreement” means an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are either (a) consistent with market terms governing intercreditor arrangements for the sharing or subordination of liens or arrangements relating to the distribution of payments, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (b) in the case of the ABL Intercreditor Agreement, or in the event a “Market Intercreditor Agreement” has been entered into after the Closing Date meeting the requirement of preceding clause (a), the terms of which are, taken as a whole, not materially less favorable to the Lenders than the terms of such Intercreditor Agreement or Market Intercreditor Agreement to the extent such agreement governs similar priorities, in each case of clause (a) or (b) as determined by the Company in good faith.
“Material Acquisition” means any acquisition or other Investment the aggregate consideration for which exceeds $375,000,000.
“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole or (ii) the material rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents.
“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Collateral Agreement.
“Material Investment” means any Investment, the aggregate consideration for which is greater than $375,000,000.
“Material Subsidiary” means any Restricted Subsidiary of the Company that is not an Immaterial Subsidiary.
“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to any Replacement Term Loans, the final maturity date for such Replacement Term Loans, as set forth in the applicable Refinancing Amendment, and (c) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment.
“Maximum Rate” has the meaning assigned to such term in Section 9.19.
“MFN Provision” has the meaning assigned to such term in Section 2.22(a)(v).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Available Cash” from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local

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taxes required to be paid or to be accrued as a liability under GAAP, in each case as a consequence of, or in respect of, such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 6.04), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets (except, in the case of Collateral, to the extent such Lien ranks junior to the Lien thereon securing the Obligations hereunder), or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, Environmental Liabilities, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.
“Net Cash Proceeds” with respect to any issuance or sale of any Indebtedness or securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale, contribution or Incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale, contribution or Incurrence and net of all taxes paid or payable as a result, or in respect, thereof.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Company or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Company or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Company or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs and expenses incurred in connection with the adjustment, settlement or collection of any claims in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans, any other Indebtedness secured by a Lien on the Collateral that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations and any unsecured Indebtedness Incurred by a Loan Party) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, deed or mortgage recording taxes, other expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Company’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or that are or would be imposed on intercompany distributions with such proceeds)) in connection with any sale or taking of such assets as described in clause (a) of this definition, (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, other than to make a payment for which such amount was reserved, such amounts shall constitute Net Insurance/

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Condemnation Proceeds) and (vi) in the case of any covered loss or taking from any non-Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly-Owned Subsidiary as a result thereof.
“Net Short Lender” has the meaning assigned to such term in Section 9.02.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).
“Non-Financing Lease Obligation” of any Person means a lease obligation of such Person that is not an obligation in respect of a Finance Lease Obligation. A straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Non-ABL Priority Collateral” has the meaning assigned to such term in the ABL Credit Agreement.
“Non-ABL Secured Debt Obligations” means the Obligations hereunder (including the Subsidiary Guarantees), the Collateral Documents and this Agreement, and any Additional Non-ABL Secured Debt Obligations; provided, however, that (i) such indebtedness is permitted to be incurred and is permitted to be so secured and guaranteed on such basis by this Agreement and (ii) in the case of any Non-ABL Secured Debt Obligations incurred after the Closing Date, the Representative for the holders of such indebtedness will have become party to the ABL Intercreditor Agreement and, if applicable, the Pari Passu Intercreditor Agreement or another Acceptable Intercreditor Agreement.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed or allowable in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof. As used herein, unless the context dictates otherwise, the “Obligations” shall refer to Obligations under this Agreement and the other Loan Documents.
“Officer” means, with respect to the Company or any other obligor upon the Loans, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Agreement by the Board of Directors).
“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Loans, a certificate signed by one Officer of such Person.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement or limited liability company agreement and (e) with

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respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under the jurisdiction in which such entity is organized to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Open Account Agreement” has the meaning specified in the ABL Credit Agreement.
“Open Account Obligations” of any Person means the obligations of such Person pursuant to any Open Account Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Other Connection Taxes” means, with respect to any Lender, Administrative Agent, any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).]
“Other Subject Indebtedness” means any Indebtedness of any Loan Party evidenced by bonds, debentures, notes or similar instruments incurred in compliance with this Agreement that is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (without regard to the control of remedies).
“Other Taxes” means any and all present or future recording, stamp, documentary, intangible filing, excise, property or similar taxes, charges or levies imposed by the United States or any political subdivision thereof arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Parent Entity” means, with respect to a Person, any direct or indirect parent of such Person, and, if not in reference to any Person, any direct or indirect parent of the Company.
“Parent Entity Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent Entity in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent Entity in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such

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Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent Entity incurred in the ordinary course of business, (v) fees and expenses incurred by any Parent Entity in connection with maintenance and implementation of any management equity incentive plan, and (vi) fees and expenses incurred by any Parent Entity in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.
“Pari Passu Intercreditor Agreement” means an intercreditor agreement substantially in the form attached hereto as Exhibit M or any other intercreditor agreement that is an Acceptable Intercreditor Agreement.
“Parity Priority Lien” means, with respect to specified Indebtedness, a Lien on the Collateral securing such Indebtedness that ranks equal with the Lien on such Collateral securing the Loans or any Subsidiary Guarantee, as applicable, either pursuant to the Pari Passu Intercreditor Agreement or one or more other intercreditor agreements that are Acceptable Intercreditor Agreements.
“Participant” has the meaning assigned to such term in Section 9.05(c).
“Participant Register” has the meaning assigned to such term in Section 9.05(c).
“Patents” means the following: (a) all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements thereof; (e) the right to sue for past, present, and future infringements thereof; and (f) all domestic rights corresponding to any of the foregoing.
“Payment” has the meaning set forth in Section 8.03.
“Payment Notice” has the meaning set forth in Section 8.03.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Collateral Agreement.
“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:
(a)a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of so becoming a Restricted Subsidiary);
(b)another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of such merger, consolidation or transfer);

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(c)Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;
(d)receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;
(e)any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 6.04;
(f)securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;
(g)Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date, and in each case any extension, modification, replacement, reinvestment or renewal thereof; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (x) as required by the terms of such Investment or binding commitment as in existence on the Closing Date or (y) as otherwise permitted by this Agreement;
(h)Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 6.01;
(i)pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 6.06;
(j)(1) Investments in or by any Receivables Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Receivables Subsidiary, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company;
(k)bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;
(l)[reserved];
(m)any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Junior Capital as consideration;
(n)Management Advances;
(o)Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $50.0 million and 1.25% of Consolidated Tangible Assets;
(p)any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 6.05(b) (except transactions described in clauses (i), (v) and (vi) of Section 6.05(b)), including any Investment pursuant to any transaction described in Section 6.05(b)(ii) (whether or not any Person party thereto is at any time an Affiliate of the Company);

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(q)any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Company or its Subsidiaries which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary or by reason of applicable law, rule, regulation or order, or is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(r)other Investments in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $50.0 million and 1.25% of Consolidated Tangible Assets;
(s)Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights to, or licenses or sublicenses of, intellectual property in the ordinary course of business;
(t)advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or the Restricted Subsidiaries;
(u)any Investment in any Subsidiary of the Company or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and
(v)any Investment acquired by the Company or any Restricted Subsidiary (x) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (y) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.
If any Investment pursuant to clause (xv) or (xviii) above, or Section 6.02(b)(vii) or Section 6.02(b)(xii), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xv) or (xviii) above, or Section 6.02(b)(vii) or Section 6.02(b)(xi), as applicable.
“Permitted Liens” means:
(1)Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;
(2)Liens with respect to outstanding motor vehicle fines, and carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not known to be overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;
(3)pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

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(4)pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, sublicenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;
(5)easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
(6)Liens existing on, or provided for under written arrangements existing on, the Closing Date (or in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Closing Date) or securing any Refinancing Indebtedness in respect of such Indebtedness (other than Indebtedness Incurred under Section 6.01(b)(i) and secured under clause (k)(1) of this definition) so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements would secure) the original Indebtedness; provided that any Lien on any Collateral also securing Refinancing Indebtedness shall be permitted to be equal or senior in priority to the Liens securing the Obligations in respect of the Initial Term Loans (including the Subsidiary Guarantees) on such Collateral only to the extent that the corresponding Lien securing the Indebtedness so refinanced was (or, under the written arrangements under which the original Lien arose, would have been) a Lien equal or senior in priority, as applicable, to the Liens securing the Obligations in respect of the Initial Term Loans (including the Subsidiary Guarantees) and if the Indebtedness being refinanced was subject to an Intercreditor Agreement such Refinancing Indebtedness is also subject to an Acceptable Intercreditor Agreement;
(7)(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;
(8)Liens securing Indebtedness or other obligations (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Open Account Obligations, Purchase Money Obligations or Finance Lease Obligations Incurred in compliance with Section 6.01;
(9)Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;
(10)leases, subleases, licenses, sublicenses, covenants not to sue or other similar rights granted to or from third parties (including, for the avoidance of doubt, with respect to intellectual property);
(11)Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with Section 6.01(b)(i), (b)(iii) (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in Section 6.01(a)), (b)(iv), (b)(v), (b)(vii), (b)(viii) (other than Section 6.01(b)(viii)(H)), (b)(xi), (b)(xiii), (b)(xv), (b)(xvi) or (b)(xvii); provided that (I) in the case of

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Indebtedness Incurred in compliance with Section 6.01(b)(i)(A)(I), any such Liens on ABL Priority Collateral may rank senior to the Liens thereon securing the Term Loans, in which case Liens securing such Indebtedness on Non-ABL Priority Collateral shall rank junior to the Liens thereon securing the Term Loans and the Subsidiary Guarantees, in each case, pursuant to the ABL Intercreditor Agreement, (II) in the case of Indebtedness Incurred in compliance with Section 6.01(b)(xi)(y), any such Liens on the Collateral shall rank junior to the Liens securing the Term Loans and the Subsidiary Guarantees pursuant to an Acceptable Intercreditor Agreement and (III) in all other cases, such Liens on the Collateral shall be Parity Priority Liens), (2) the Term Loans and the Subsidiary Guarantees in respect thereof, (3) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, or (4) obligations in respect of Management Advances or Management Guarantees; and in each case under the foregoing clauses (1) through (4) Liens securing any Guarantee of any thereof;
(12)Liens existing on property or assets of a Person at, or provided for under written arrangements existing at, the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens and arrangements are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (l), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;
(13)Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or any joint venture that is not a Subsidiary of the Company that secure Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively;
(14)any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(15)Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness (other than Indebtedness Incurred under Section 6.01(b)(i) and secured under clause (k)(1) of this definition) secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate; provided, further that any Lien on any Collateral also securing Refinancing Indebtedness shall be permitted to be equal or senior in priority to the Liens on such Collateral securing the Obligations in respect of the Term Loans (including the Subsidiary Guarantees) on such Collateral only to the extent that the corresponding Lien securing the Indebtedness so refinanced was (or, under the written arrangements under which the original Lien arose, could have been) a Lien equal or senior in priority, as applicable, to the Liens securing the Obligations in respect of the Term Loans (including the Subsidiary Guarantees) and if the Indebtedness being refinanced was subject to an Intercreditor Agreement such Refinancing Indebtedness is also subject to an Acceptable Intercreditor Agreement;

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(16)Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under Section 6.01 on assets that are the subject of such repurchase agreements, or (12) in favor of any Receivables Subsidiary in connection with any Financing Disposition;
(17)other Liens securing Indebtedness or other obligations that in the aggregate at any time outstanding do not exceed an amount equal to the greater of $100.0 million and 2.5% of Consolidated Tangible Assets at the time of Incurrence of such Indebtedness or other obligations;
(18)Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) or other obligations of, or in favor of, any Receivables Subsidiary, or in connection with a Specified Receivables Facility or otherwise Incurred pursuant to Section 6.01(b)(ix); and
(19)Liens on the Collateral, if such Liens rank junior to the Liens on such Collateral in relation to the Lien securing the Initial Term Loans and the Subsidiary Guarantees, as applicable (so long as any such Liens (and related Obligations) are subject to an Acceptable Intercreditor Agreement).
For purposes of determining compliance with this definition, (u) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (v) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (w) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (x) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, (y) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence of such Indebtedness or other obligations, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets shall not be deemed to be exceeded (and such refinancing Lien shall be

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deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness or other obligation being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.
“Person” means any natural person, corporation, limited liability company, unlimited liability corporation, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of the ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 9.01(b).
“Pre-Closing Reorganization Transactions” means each of transactions that collectively constitute the Restructuring (as defined in the Separation Agreement).
“Preferred Stock” as applied to the Capital Stock of any corporation or company means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over Capital Stock of any other class of such corporation or company.
“Prepayment Asset Sale” means any Disposition by the Company or any Restricted Subsidiary of assets constituting Collateral that is subject to Section 6.04(a)(iii).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Promissory Note” means a promissory note of the Company payable to any Lender or its registered assigns, in substantially the form of Exhibit G hereto, evidencing the aggregate outstanding principal amount of Loans of the Company to such Lender resulting from the Loans made by such Lender.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 9.01(c).
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether

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acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“Qualifying Assets” means any and all assets directly owned by the Restricted Subsidiaries that are Domestic Subsidiaries, other than (a) real property, including improvements thereto and fixtures, (b) aircraft and (c) investments in the Company or any of its Subsidiaries. The amount or value of any Qualifying Assets at any time shall be the book value thereof at such time determined in accordance with GAAP.
“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.
“Receivables Facility” means any of one or more transactions pursuant to which the Company or any of the Restricted Subsidiaries sells or conveys Receivables Facility Assets to a Receivables Subsidiary that borrows or issues debt on a secured basis against Receivables Facility Assets.
“Receivables Facility Asset” means (a) Accounts and, in each case, any related assets and rights (including any collateral securing such Accounts, any contract rights in respect of such Accounts, proceeds collected on such Accounts, lockbox accounts into which such proceeds are collected and related records) customarily transferred in connection with similar receivables financing or securitization transactions and/or (b) Capital Stock issued by any Receivables Subsidiary;
“Receivables Facility Guarantee” means (i) any guarantee of performance and related indemnification entered into by the Company or any Restricted Subsidiary in respect of the obligations of a seller or servicer of Receivables Facility Assets in a Receivables Facility or (ii) any other guarantee of performance entered into by the Company or any Restricted Subsidiary which the Company has determined in good faith to be customary in a Receivables Facility.
“Receivables Subsidiary” means a Subsidiary (x) formed as a special purpose entity for the purpose of facilitating or entering into one or more Specified Receivables Facilities and (y) engaged only in activities reasonably related or incidental to Specified Receivables Facilities (it being understood and agreed that any entity formed solely for the purpose of holding any bank account into which collections or other proceeds of Receivables Facility Assets are paid shall satisfy the requirement in clause (y) above).
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (~~1~~a) if such Benchmark is ~~LIBO Rate, 11:00 a.m. (London time)~~Term SOFR, 5:00 a.m., Chicago time, on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting~~,~~  and (~~2~~b) if such Benchmark is not ~~LIBO Rate~~Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, exchange. supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.
“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Company executed by (a) the Company, each other Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans being incurred pursuant thereto and in accordance with Section 9.02(b).
“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the date of this Agreement or Incurred (or established) in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and

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Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, of the Initial Term Loans), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under a Credit Facility or other financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Section 6.01 immediately prior to such refinancing, plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 6.01 or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary and (4) to the extent such Refinancing Indebtedness is secured by Collateral, the Liens on Collateral securing such Refinancing Indebtedness have a priority that is equal or junior to the priority of Liens on Collateral securing the Indebtedness being extended, replaced, refinanced, renewed, repaid or restructured and such Liens shall be subject to the applicable Acceptable Intercreditor Agreements.
“Refunding Capital Stock” has the meaning assigned to such term in Section 6.02(b)(i).
“Register” has the meaning assigned to such term in Section 9.05(b)(iv).
“Registration Statement” means the registration statement filed with the SEC on June 21, 2021, as amended from time to time prior to the date hereof.
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the Closing Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.
“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.
“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(b)(iii).

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“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(b)(i)(C) (and any subsequent refinancing of such Replacement Debt).
“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(b)(iii).
“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Representative” has the meaning assigned to such term in Section 9.13(a).
“Repricing Transaction” means each of (a) the optional prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of any broadly syndicated Dollar denominated long-term term “B” credit facility secured on a pari passu basis with the Initial Term Loans (including any first-lien secured Replacement Term Loans) having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the Initial Term Loans; provided that the primary purpose (as determined by the Company in good faith) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield applicable to the Initial Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control or Material Acquisition (or other Material Investment) constitute a Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of the definition shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
“Required Asset Sale/Casualty Event Percentage” means (a) if the Consolidated First Lien Leverage Ratio is greater than 1.00:1.00, 100%, (b) if the Consolidated First Lien Leverage Ratio is less than or equal to 1.00:1.00 and greater than 0.75:1.00, 25% and (c) if the Consolidated First Lien Leverage Ratio is less than or equal to 0.75:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Available Cash that is required to be applied to prepay Subject Loans under Section 2.11(b)(ii), the Consolidated First Lien Leverage Ratio shall be determined after giving pro forma effect to such prepayment and to any other repayment or prepayment at or prior to the time such prepayment is due.
“Required Excess Cash Flow Percentage” means, as of the last day of any Excess Cash Flow Period, (a) if the Consolidated First Lien Leverage Ratio is greater than 1.00:1.00, 50%, (b) if the Consolidated First Lien Leverage Ratio is less than or equal to 1.00:1.00 and greater than 0.75:1.00, 25% and (c) if the Consolidated First Lien Leverage Ratio is less than or equal to 0.75:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay Subject Loans under Section 2.11(b)(i) for any Excess Cash Flow Period, the Consolidated First Lien Leverage Ratio shall be determined after giving pro forma effect to such prepayment and to any other repayment or prepayment at or prior to the time such Excess Cash Flow prepayment is due.
“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused Commitments at such time.
“Required Secured Parties” has the meaning set forth in the Collateral Agreement.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including

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administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a written notice to the Administrative Agent (including, for the avoidance of doubt, by electronic means). Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Amount” has the meaning assigned to such term in Section 2.11(b)(iv).
“Restricted Payment” has the meaning assigned to such term in Section 6.02(a).
“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 6.02, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“S&P” means Standard & Poor’s Ratings Services.
“Sanctioned Country” means any country that is the subject of comprehensive territorial Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means at any time (a) any Person named at such time on (i) the SDN List, (ii) the Sanctioned Entities List maintained by the U.S. Department of State, (iii) the consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee, (iv) the Consolidated List of Financial Sanctions Targets in the UK maintained by Her Majesty’s Treasury of the United Kingdom, (v) the Compendium of United Nations Security Council Sanctions Lists and (vi) any Sanctions-related list of designated Persons maintained by the Government of Canada pursuant to, or as described in, any applicable Canadian Economic Sanctions and Export Control Laws, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned by any Person or Persons in (a)(i) of this definition.
“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC, the U.S. Department of State, the European Union, the United Nations Security Council, Her Majesty’s Treasury or the Government of Canada.

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“Sanctions Authority” means the United States Government (including without limitation, OFAC, the U.S. Department of Commerce, and the U.S. Department of State), the European Union, the United Kingdom (including Her Majesty’s Treasury) and Canada.
“Sanctions List” means OFAC’s Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List, the Consolidated United Nations Security Council Sanctions List, HMT’s Consolidated List of Financial Sanctions Targets or any other Sanctions-related list of designated Persons maintained by a Sanctions Authority, each as amended, supplemented or substituted from time to time.
“Scheduled Consideration” has the meaning assigned to such term in Section 2.11(b)(i)(B)(7).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Secured Obligations” means all Obligations hereunder.
“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) the Arrangers and (iv) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Senior Notes” has the meaning assigned to such term in the preamble.
“Separation Agreement” means the Separation and Distribution Agreement, dated as of August 2, 2021 between L Brands and the Company.
“Shared Incremental Amount” means, as of any date of determination, (a) the greater of (i) $1,000.0 million and (ii) 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period minus (b) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt originally incurred or issued in reliance on the Shared Incremental Amount outstanding on such date, in each case after giving effect to any reclassification of any such Indebtedness as having been incurred under clause (e) of the definition of “Incremental Cap” hereunder.
“SOFR” ~~with respect to any day means~~means a rate equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SPC” has the meaning assigned to such term in Section 9.05(e).
“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Specified Receivables Facility.
“Specified Event of Default” means an Event of Default pursuant to Section 7.01(a) or, with respect to the Company or any other Borrower, Section 7.01(f) or (g).

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“Specified Receivables Facility” means any Receivables Facility that meets the following conditions: (a) the Company shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair, reasonable and beneficial to the Company; (b) all sales or other conveyances of Receivables Facility Assets by the Company or applicable Restricted Subsidiary to any Receivables Subsidiary are made for fair market value; (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined by the Company in good faith) and may include Standard Receivables Undertakings; and (d) the obligations under such Receivables Facility shall not be guaranteed by, or secured by assets of, the Company or any of its Restricted Subsidiaries, other than a Receivables Subsidiary (it being agreed that the foregoing shall not prohibit Standard Receivables Undertakings, or precautionary financing statements or similar filings, in respect of Receivables Facility Assets).
“Standard Receivables Undertakings” means any Receivables Facility Guarantee and/or any representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which the Company has determined in good faith to be customary in a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary.
“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the date of this Agreement or thereafter Incurred) that is expressly subordinated in right of payment to the Loans pursuant to a written agreement (other than Indebtedness owing to a Restricted Subsidiary).
“Subject Loans” means, as of any date of determination, (a) Initial Term Loans and (b) any Additional Term Loans that are subject to ratable prepayment requirements in accordance with Section 2.11(b) on such date of determination.
“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).
“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Purchase, (c) any Sale, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, (e) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (f) any Cost Saving Initiative and/or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

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“Subsidiary Guarantee” means any guarantee of the Loans that may from time to time be entered into by a Restricted Subsidiary of the Company on the Closing Date or after the Closing Date. As used in this Agreement, “Subsidiary Guarantee” refers to a Subsidiary Guarantee of the Loans.
“Subsidiary Guarantor” means (x) on the Closing Date, each subsidiary of the Company (other than any subsidiary that is an Excluded Subsidiary on the Closing Date) and (y) thereafter, each subsidiary of the Company that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Collateral Agreement in accordance with the terms and provisions hereof. Notwithstanding the foregoing, the Company may from time to time, upon notice to the Administrative Agent, elect to cause any subsidiary that would otherwise be an Excluded Subsidiary to become a Subsidiary Guarantor hereunder (but shall have no obligation to do so), subject to the satisfaction of guarantee and collateral requirements consistent with the Collateral and Guarantee Requirements or otherwise reasonably acceptable to the Company and the Administrative Agent (which shall include, in the case of a Foreign Subsidiary, guarantee and collateral requirements customary under local law, including customary local limitations).
“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States, Canada, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries)

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having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.
“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
“Term Facility” means the Term Loans provided to or for the benefit of the Company pursuant to the terms of this Agreement.
“Term Lender” means a Lender with an Initial Term Loan Commitment or an Additional Term Loan Commitment or an outstanding Initial Term Loan or Additional Term Loan.
“Term Loan” means the Initial Term Loans and, if applicable, any Additional Term Loans.
“Term Loan Borrower” means (a) the Company and (b) any Subsidiary that enters into a Borrower Joinder pursuant to Section 9.02(d) of this Agreement as a Term Loan Borrower.
“Term Loan Priority Collateral” has the meaning assigned to the term “Term Priority Collateral” in the ABL Intercreditor Agreement.
“Term SOFR” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~with respect to any Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event~~Determination Day” has the meaning assigned to it in the definition of Term SOFR Reference Rate.
~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.~~
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR

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Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” means, as of any date of determination under this Agreement, the then most recently ended period of four consecutive fiscal quarters of the Company for which financial statements of the Company and its consolidated subsidiaries are available.
“Titled Person” has the meaning assigned to such term in Section 8.01.
“Threshold Amount” means $300 million.
“Trademarks” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, logos, slogans and other indicia of origin, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements thereof; (d) the right to sue for past, present and future infringements thereof; and (e) all domestic rights corresponding to any of the foregoing.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Company and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the transactions contemplated by the Separation Agreement, (c) the borrowing of Loans and the use of the proceeds thereof, (d) the issuance of the Senior Notes and the use of the proceeds thereof, (e) the payment of the Closing Date Payment, (f) the distribution of the Closing Date Distribution and (g) the payment of Transaction Costs.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.02(b)(i).
“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the LIBO Rate, or~~Adjusted Term SOFR, the Alternate Base Rate or, if applicable pursuant to Section 2.14, Adjusted Daily Simple SOFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulatory Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

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“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all assets of such Plan allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.
“Unrestricted Subsidiary” means (i) [reserved], (ii) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.02. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 6.01(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Receivables Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 6.01(b)(ix). Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly providing to the Administrative Agent a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.
“U.S.” or “United States” means the United States of America.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“VS Transaction” means (i) the Separation of the Spin Business (each as defined in the Registration Statement) from L Brands as described in the Registration Statement, (ii) the Distribution (as defined in the VS Separation Agreement), (iii) the payment of the Special Cash Payment (as defined in the Separation Agreement), (iv) the consummation of the other ancillary transactions described in the Separation Agreement and the Registration Statement (including the Pre-Closing Reorganization Transactions) and (v) the payment of fees and expenses incurred in connection with the foregoing.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of

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Law to be owned by a resident of the relevant jurisdiction) is owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means a Loan Party or the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.0b.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “~~LIBO Rate~~Term SOFR Loan”) or by Class and Type (e.g., a “~~LIBO Rate~~Term SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “~~LIBO Rate~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~LIBO Rate~~Term SOFR Term Loan Borrowing”).
Section 1.0c.Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with practice in or the norms of the industry in which such Person operates or such Person’s past practice. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (ii) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such Requirement of Law, (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (v) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (vi) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”, (vii) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights and (viii) the fair market value of any asset or property shall be determined by the Company in good faith.
(i)For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05 and 6.06, in the event that any Indebtedness, Lien, Restricted Payment Transaction, Disposition or Affiliate Transaction, as applicable, or portion thereof, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than

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Sections 6.01(b)(i)(A) or (iii) (in the case of Indebtedness Incurred on the Closing Date)), 6.02, 6.04, 6.05 and 6.06 (each of the foregoing, a “Reclassifiable Item”), the Company, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such Section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 5.01(a)(i) or (ii) following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred in reliance on Section 6.01(a) or Section 6.01(b)(i)(A)(II) (in the case of Indebtedness and Liens) or any “ratio-based” basket or exception (in the case of all other Reclassifiable Items), such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of Section 6.01(a) or Section 6.01(b)(i)(A)(II) or such “ratio-based” basket or exception, as applicable (in each case, subject to any other applicable provision of Section 6.01(a) or Section 6.01(b)(i)(A)(II) or such “ratio-based” basket or exception, as applicable). It is understood and agreed that any Indebtedness, Lien, Restricted Payment Transaction, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment Transaction, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05 and 6.06, respectively, but may instead be permitted in part under any combination thereof or under any other available exception.
(ii)With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to the failure by any Loan Party or Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party or Restricted Subsidiary takes such action but only if the Administrative Agent or the Required Lenders shall not, prior to the taking of such action, have accelerated the Loans pursuant to Article 7 or otherwise commenced the exercise of secured creditor remedies. If any Default or Event of Default that occurs is subsequently cured as described in the preceding sentence (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or any Restricted Subsidiary or the taking of (or the failure to take) any action by any Loan Party or any Restricted Subsidiary, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneously with, the cure of the Cured Default.
Section 1.0d.Accounting Terms; GAAP.
(i)(i)    All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Consolidated Total Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Coverage Ratio, Consolidated EBITDA, Consolidated Net Income or Consolidated Tangible Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that (A) if any change to GAAP or in the application thereof or any change as a result of the adoption or modification of accounting policies (including the conversion to IFRS as described below) and/or there is any change in the functional currency reflected in the financial statements or (B) if the Company elects or is required to report under IFRS, the Company or the Required Lenders may, in either case, request to amend the relevant affected provisions hereof (whether or not the request for such amendment is delivered before or after the relevant change or election) to eliminate the effect of such change or election, as the case may be, on the operation of such provisions and, upon any such request, (x) the Company and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (it being understood that no amendment or similar fee shall be payable to the Administrative Agent or any Lender in connection therewith) to preserve the original intent thereof in light of the applicable change or election, as the case may be and (y) the relevant affected provisions shall be interpreted on the basis of GAAP and the currency, in each case, as in effect and applied immediately prior to the applicable change or election, as the case may be, until the request for amendment has been withdrawn by the Company or the Required Lenders, as applicable, or this Agreement has been amended as contemplated hereby. Any consent required from the Administrative Agent or any Required Lender with respect to the foregoing shall not be unreasonably withheld, conditioned or delayed.

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(1)All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any subsidiary at “fair value,” as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) the application of Accounting Standards Codification 480, 815, 805 and 718 (to the extent these pronouncements under Accounting Standards Codification 718 result in recording an equity award as a liability on the consolidated balance sheet of the Company and its Restricted Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity) and (iv) unless the Company elects otherwise, the policies, rules and regulations of the SEC, the American Institute of Certified Public Accountants, the International Accounting Standards Board or any other applicable regulatory or governing body applicable only to public companies. If the Company notifies the Administrative Agent that the Company is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided thereafter, the Company cannot elect to report under GAAP).
(ii)Notwithstanding anything to the contrary herein, but subject to Sections 1.04(d), (e) and (g), all financial ratios and tests (including the Consolidated Coverage Ratio, the Consolidated Total Leverage Ratio, the Consolidated First Lien Leverage Ratio and the amount of Consolidated Tangible Assets, Consolidated Net Income and Consolidated EBITDA) (other than, for the avoidance of doubt, or purposes of calculating Excess Cash Flow) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a pro forma basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a pro forma basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Tangible Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of Cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments), as of the last day of such Test Period).
(iii)Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Finance Lease Obligation”, unless the Company elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (including the calculation of Consolidated Net Income and Consolidated EBITDA) (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.
(iv)For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or financial test (including the Consolidated Coverage Ratio, the Consolidated Total Leverage Ratio, the Consolidated First Lien Leverage Ratio and the amount of Consolidated EBITDA, Consolidated Net Income or

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Consolidated Tangible Assets), subject to the succeeding clause (e), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or financial test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(v)Notwithstanding anything to the contrary herein (including in connection with any calculation made on a pro forma basis), if the terms of this Agreement require (i) compliance with any financial ratio or financial test (including, without limitation, any Consolidated Coverage Ratio test, any Consolidated First Lien Leverage Ratio test and/or any Consolidated Total Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Tangible Assets, Consolidated Net Income or Consolidated EBITDA, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of default or event of default) or (iii) compliance with any basket, as a condition to (A) the consummation of any transaction (including in connection with any acquisition or other Investment or the assumption or incurrence of Indebtedness), or (B) the making of any Restricted Payment Transaction, the determination of whether the relevant condition is satisfied may be made, at the election of the Company, (1) in the case of any acquisition or other Investment or any Disposition and any transaction related thereto, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, Investment or Disposition (or, solely in connection with an acquisition, consolidation or business combination to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made) or the establishment of a commitment with respect to such Indebtedness or (y) the consummation of such acquisition, Investment or Disposition, and (2) in the case of any Restricted Payment Transaction, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment Transaction or delivery of notice with respect to such Restricted Payment or (y) the making of such Restricted Payment Transaction, in each case, after giving effect to the relevant acquisition, Restricted Payment Transaction or other transaction on a pro forma basis (including, in each case, giving effect to the relevant transaction, any relevant Indebtedness (including the intended use of proceeds thereof) and, at the election of the Company, giving pro forma effect to other prospective “limited conditionality” acquisitions or other Investments for which definitive agreements have been executed, and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such financial ratio or test occurring after the time such election is made (but any subsequent improvement in the applicable financial ratio or test may be utilized by the Company or any Restricted Subsidiary). For the avoidance of doubt, if the Company shall have elected the option set forth in clause (x) of any of the preceding clauses (1), (2) or (3) in respect of any transaction, then the Company shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Company’s election of such option. The provisions of this paragraph (e) shall also apply in respect of the incurrence of any Incremental Facility.
(vi)[Reserved].
(vii)Notwithstanding anything to the contrary herein, unless the Company otherwise notifies the Administrative Agent, with respect to any amount incurred under any revolving facility or any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or financial test (including any Consolidated Coverage Ratio test, Consolidated First Lien Leverage Ratio test, and/or Consolidated Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (including any Consolidated Coverage Ratio test, Consolidated First Lien Leverage Ratio test and/or any Consolidated Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (B) the Incurrence of the Fixed Amount shall be calculated thereafter. Unless the Company elects otherwise, the Company or the applicable Restricted Subsidiary shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Company or the applicable

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Restricted Subsidiary prior to utilization of any amount under a Fixed Amount then available to the Company or the applicable Restricted Subsidiary.
(viii)The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.
(ix)The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.
(x)For purposes of determining compliance with Section 6.01 or Section 6.06, if any Indebtedness or Lien is Incurred in reliance on a basket measured by reference to a percentage of Consolidated Tangible Assets, and any refinancing or replacement thereof would cause the percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing or replacement, such percentage of Consolidated Tangible Assets will be deemed not to be exceeded so long as the principal amount of such refinancing or replacement Indebtedness or other obligation does not exceed an amount sufficient to repay the principal amount of such Indebtedness or other obligation being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender, prepayment or repayment premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payment) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01.
(xi)Any financial ratios required to be maintained by the Company or any of its Restricted Subsidiaries pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.0e.Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.0f.Timing of Payment and Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
Section 1.0g.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.0h.Currency Equivalents Generally.
(i)Notwithstanding anything to the contrary in clause (b) below, for purposes of any determination under Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment Transaction, Investment, Disposition, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “relevant transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a relevant transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other

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publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such relevant transaction (which, in the case of any Restricted Payment Transaction, Investment, Disposition or incurrence of Indebtedness, shall be determined as set forth in Section 1.04(e)); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payment) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any relevant transaction so long as such relevant transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder (including for purposes of calculating compliance with the Incremental Cap) on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a)(i) or (ii) (or, prior to the first such delivery, the financial statements referred to in Section 3.04(a)), as applicable, for the relevant Test Period and, at the option of the Company, will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.
(ii)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Company’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
Section 1.0i.Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Extended Term Loans, or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
j.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
k.Guarantees and Collateral. Notwithstanding any provision of any Loan Document to the contrary:
(i)For purposes of any determination relating to the ABL Priority Collateral as to which the Administrative Agent is granted discretion hereunder or under any other Loan Document (including any determination with respect to any waiver or extension or any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement,” under this

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Agreement or under any other Loan Document), the Administrative Agent shall be deemed to have agreed and accepted any determination in respect thereof by the Applicable Administrative Agent; and
(ii)For purposes of any determination relating to the Term Loan Priority Collateral as to which the Administrative Agent is granted discretion hereunder or under any other Loan Document (including any determination with respect to any waiver or extension or any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement,” under this Agreement or under any other Loan Document), the Administrative Agent shall be deemed to have agreed and accepted any determination in respect thereof by the Applicable Administrative Agent; it being understood and agreed that as of the Closing Date, the Administrative Agent is the Applicable Administrative Agent with respect to the Term Loan Priority Collateral.
Article 2THE CREDITS
Section 1.0a.Commitments.
(i)Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make Initial Term Loans to the Company on the Closing Date in Dollars in a principal amount not to exceed its Initial Term Loan Commitment. Amounts paid or prepaid in respect of the Initial Term Loans may not be re-borrowed. The Initial Term Loans will be funded with original issue discount of 1.00% (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Initial Term Loans and interest shall accrue on 100% of the principal amount of the Initial Term Loans, in each case as provided herein).
(ii)Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, each Lender with an Additional Commitment of a given Class, severally and not jointly, agrees to make Additional Loans of such Class to the Company, which Loans shall not exceed for any such Lender at the time of any incurrence thereof the Additional Commitment of such Class of such Lender as set forth in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
Section 1.0b.Loans and Borrowings.
(i)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.
(ii)Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or ~~LIBO Rate~~Term SOFR Loans as the Company may request in accordance herewith. Each Lender at its option may make any ~~LIBO Rate~~Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement, (ii) such ~~LIBO Rate~~Term SOFR Loan shall be deemed to have been made and held by such Lender, and the obligation of the Company to repay such ~~LIBO Rate~~Term SOFR Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Company resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 with respect to such ~~LIBO Rate~~Term SOFR Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).
(iii)At the commencement of each Interest Period for any ~~LIBO Rate~~Term SOFR Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of

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$100,000 and not less than $500,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of two different Interest Periods in effect for ~~LIBO Rate~~Term SOFR Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(iv)Notwithstanding any other provision of this Agreement, the Company shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loans.
Section 1.0c.Requests for Borrowings. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~LIBO Rate~~Term SOFR Loans shall be made upon irrevocable notice by the Company to the Administrative Agent (provided that, subject to Section 2.16, notices in respect of borrowings to be made on the Closing Date may be conditioned on the closing of the Transactions and any borrowing in connection with any acquisition, Investment or repayment, redemption or refinancing of Indebtedness may be conditioned on the closing of such acquisition, Investment or repayment, redemption or refinancing of Indebtedness). Each such notice must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) ~~1:00 p.m. three~~11:00 a.m., New York City time, three U.S. Government Securities Business Days prior to the requested day of any Borrowing of, conversion to or continuation of ~~LIBO Rate~~Term SOFR Loans or conversion to ABR Loans ~~(or 11:00 a.m. one Business Day prior in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date)~~ and (ii) 12:00 p.m. on the requested date of any Borrowing of or conversion to ABR Loans (or, in each case, such later time as shall be reasonably acceptable to the Administrative Agent)~~; provided, however, that if the Company wishes to request LIBO Rate Loans having an Interest Period of other than one, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 11:00 a.m. three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Company whether or not the requested Interest Period has been consented to by all the appropriate Lenders~~. Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the Company pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Company. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the Class of such Borrowing;
(ii)the aggregate amount of the requested Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be an ABR Borrowing or a ~~LIBO Rate~~Term SOFR Borrowing;
(v)in the case of a ~~LIBO Rate~~Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the Company’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~LIBO Rate~~Term SOFR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s

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duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any ~~LIBO Rate~~Term SOFR Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.
Section 1.0d.[Reserved].
Section 1.0e.[Reserved].
Section 1.0f.[Reserved].
Section 1.0g.Funding of Borrowings.
(i)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Company.
(ii)Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to the Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Company’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Company pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.
Section 1.0h.Type; Interest Elections.
(i)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~LIBO Rate~~Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.
(ii)To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

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(iii)Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(1)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(2)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(3)whether the resulting Borrowing is to be an ABR Borrowing or a ~~LIBO Rate~~Term SOFR Borrowing; and
(4)if the resulting Borrowing is a ~~LIBO Rate~~Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~LIBO Rate~~Term SOFR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.
(iv)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(v)If the Company fails to deliver a timely Interest Election Request with respect to a ~~LIBO Rate~~Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a ~~LIBO Rate~~Term SOFR Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a ~~LIBO Rate~~Term SOFR Borrowing and ~~(ii)~~(ii) unless repaid, each ~~LIBO Rate~~Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.
Section 1.0i.Termination and Reduction of Commitments. Unless previously terminated, (i) the Initial Term Loan Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, and (ii) the Additional Term Loan Commitments of any Class shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Loan Commitment is not drawn on the date that such Additional Term Loan Commitment is required to be drawn pursuant to the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment, the undrawn amount thereof shall terminate unless otherwise provided in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment.
j.Repayment of Loans; Evidence of Debt.
(i)The Term Loan Borrowers jointly and severally hereby unconditionally promise to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each applicable Term Lender (i) on the last Business Day of each March, June, September and December prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), commencing on the last Business Day of December 2021, in each case in an amount equal to 0.25% of the original principal amount of the Initial Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and purchases or assignments in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)) and (ii) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such

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date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. The Term Loan Borrowers shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Refinancing Amendment, Extension Amendment or Incremental Facility Amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and purchases or assignments in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Additional Term Loans pursuant to Section 2.22(a)).
(ii)[Reserved].
(iii)[Reserved].
(iv)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(v)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(vi)The entries made in the accounts maintained pursuant to paragraphs (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (e) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern.
(vii)Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Company shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Company in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing indemnification provisions reasonably satisfactory to the Company. The obligation of each Lender to execute an affidavit of loss containing a customary indemnification provision that is reasonably satisfactory to the Company shall survive the Termination Date
k.Prepayment of Loans.
(i)Optional Prepayments.
(1)Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Term Loan Borrowers shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the applicable Term Loan Borrower in its sole discretion) in whole or in part without premium or penalty (but subject to (A) in the case of Initial Term Loans only, Section 2.12(f) and (B) to the extent otherwise applicable, Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.
(2)[Reserved].

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(3)Any Borrower shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a ~~LIBO Rate~~Term SOFR Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (B) in the case of a prepayment of an ABR Borrowing, not later than 1:00 p.m. on the date of prepayment. Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other transactions or other conditional events, in which case such notice may be revoked or its effectiveness deferred by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied until such condition is satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type and Class as provided in Section 2.02(c) or such lesser amount that is then outstanding with respect to such Borrowing being repaid. Each prepayment of Term Loans shall be applied to the Class or Classes of Term Loans specified by the applicable Borrower in the applicable prepayment notice, and each prepayment of Term Loans of such Class or Classes made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class or Classes in the manner specified by such Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.
(ii)Mandatory Prepayments.
(1)No later than the tenth Business Day after the date on which the financial statements with respect to each fiscal year of the Company are delivered pursuant to Section 5.01(a)(i), commencing with the fiscal year of the Company ending January 28, 2023 the Company shall prepay Subject Loans in accordance with clause (vi) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Company and its Restricted Subsidiaries for the Excess Cash Flow Period then most recently ended (this clause (A), the “Base ECF Prepayment Amount”), minus (B) at the option of the Company, to the extent occurring during such Excess Cash Flow Period (or occurring after such Excess Cash Flow Period and prior to the date of the applicable Excess Cash Flow payment), and without duplication (including duplication of any amounts deducted in any prior Excess Cash Flow Period), the following (collectively, the “ECF Deductions”):
(i)the aggregate principal amount of any (I) Term Loans prepaid pursuant to Section 2.11(a) and (II) loans under any ABL Facility or any ABL Incremental Debt voluntarily prepaid (or contractually committed to be prepaid, with an increase in the applicable future period to the extent so deducted but not actually prepaid);
(ii)the aggregate principal amount of any Incremental Equivalent Debt, Replacement Debt and/or any other Indebtedness permitted to be incurred pursuant to Section 6.01 to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Obligations hereunder (without regard to the control of remedies), voluntarily prepaid, repurchased, redeemed or otherwise retired (or contractually committed to be prepaid, repurchased, redeemed or otherwise retired);
(iii)the amount of any reduction in the outstanding amount of any Term Loans, Incremental Equivalent Debt, Replacement Debt and/or any other Indebtedness permitted to be Incurred pursuant to Section 6.01 to the extent secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Obligations hereunder (without regard to the control of remedies), resulting from any purchase or assignment made in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch

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Auction) (with respect to Term Loans) and any equivalent provisions with respect to any Incremental Equivalent Debt, Replacement Debt and/or such other Indebtedness, but only to the extent of the actual price paid in connection with such purchase or assignment;
(iv)all Cash payments in respect of Capital Expenditures and all Cash payments made to acquire IP Rights;
(v)Cash payments by the Company and its Restricted Subsidiaries made (or committed or budgeted) in respect of long-term liabilities (including for purposes of clarity, the current portion of such long-term liabilities) of the Company and its Restricted Subsidiaries other than Indebtedness, except to the extent such Cash payments were deducted in the calculation of Consolidated Net Income or Consolidated EBITDA for such period;
(vi)Cash payments in respect of any Investment (including acquisitions) permitted by Section 6.02 or otherwise consented to by the Required Lenders (other than Investments (x) in Cash or Cash Equivalents or (y) in the Company or any Restricted Subsidiary) and/or any Restricted Payment Transaction permitted by Section 6.02.
(vii)the aggregate consideration (i) required to be paid in Cash by the Company or its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures, acquisitions or other Investments permitted by Section 6.02 and/or Restricted Payment Transactions described in clause (6) above and/or (ii) otherwise committed or budgeted to be made in connection with Capital Expenditures, acquisitions or other Investments and/or Restricted Payment Transactions described in clause (6) above (clauses (i) and (ii) of this clause (7), the “Scheduled Consideration”) (other than Investments in (x) Cash and Cash Equivalents or (y) the Company or any Restricted Subsidiary) to be consummated or made during the period of four consecutive fiscal quarters of the Company following the end of such period; provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions, Investments or Restricted Payment Transactions during such subsequent period of four consecutive fiscal quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters;
(viii)Cash expenditures in respect of any Hedging Agreement to the extent not otherwise deducted in the calculation of Consolidated Net Income or Consolidated EBITDA; and
(ix)the aggregate amount of expenditures actually made by the Company and/or any Restricted Subsidiary in Cash (including any expenditure for the payment of fees or other Charges (or any amortization thereof for such period) in connection with any Disposition, incurrence or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction, amendment or modification of any debt instrument, including this Agreement, and including, in each case, any such transaction consummated prior to, on or after the Closing Date, and Charges incurred in connection therewith, whether or not such transaction was successful), to the extent that such expenditures were not expensed;
in the case of each of clauses (1)-(9), (I) excluding any such payments, prepayments and expenditures made during such fiscal year of the Company that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior fiscal year of the Company, (II) in the case of any prepayment of revolving Indebtedness, to the extent accompanied by a permanent reduction in the relevant commitment and (III) to the extent that such payments, prepayments and expenditures were not financed with the

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proceeds of other long-term funded Indebtedness (other than revolving Indebtedness) of the Company or its Restricted Subsidiaries; provided that (x) no prepayment under this Section 2.11(b)(i) shall be required unless the principal amount of Subject Loans required to be prepaid exceeds $10,000,000 (and, in such case, only such amount in excess of $10,000,000 shall be required to be prepaid) and (y) to the extent the aggregate ECF Deductions for any Excess Cash Flow Period exceeds the Base ECF Prepayment Amount for such period, the Company may carry forward such excess as additional ECF Deductions to any subsequent Excess Cash Flow Period; provided, further, that if at the time that any such prepayment would be required, the Company (or any Restricted Subsidiary) is also required to prepay, repurchase or offer to prepay or repurchase any Indebtedness that is secured on a pari passu basis (without regard to the control of remedies) with any Secured Obligation pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness required to be so prepaid or repurchased or offered to be so prepaid or repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Company may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and the relevant Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time) to the prepayment of the Subject Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly; it being understood that (1) the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the portion of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Subject Loans in accordance with the terms hereof and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof.
(2)No later than (x) the fifth Business Day following the receipt of Net Available Cash in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in respect of assets constituting Collateral, or (y) in the event that at the time of such Prepayment Asset Sale or event giving rise to Net Insurance/Condemnation Proceeds any Other Subject Indebtedness is outstanding, the earlier of (A) the 90th day following the receipt of Net Available Cash in respect of any such Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, as applicable, and (B) the date on which the Company or any of its Subsidiaries uses any of such Net Available Cash to prepay or repurchase Other Subject Indebtedness pursuant to an asset sale offer made in accordance with the provisions of the indenture or other agreement governing the terms thereof, in each case, in excess of $30,000,000 in any fiscal year of the Company, the Company shall apply an amount equal to the Required Asset Sale/Casualty Event Percentage of the Net Available Cash or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (collectively, the “Subject Proceeds”; and any such Net Available Cash or Net Insurance/Condemnation Proceeds that do not constitute Subject Proceeds, the “Excluded Proceeds”) to prepay the outstanding principal amount of Subject Loans in accordance with clause (vi) below; provided that the Company shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are reinvested in assets used or useful in the business of the Company or any of its Restricted Subsidiaries (including acquisitions and other Investments not prohibited by this Agreement (other than a direct Investment in Cash or Cash Equivalents) within 18 months following receipt thereof or (y) the Company or any of its subsidiaries has contractually committed to so reinvest the Subject Proceeds during such 18-month period and the Subject Proceeds are so reinvested within six months after the expiration of such 18-month period; provided, however, that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Company shall promptly prepay the outstanding principal amount of Subject Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) (provided that the Company may elect to deem certain expenditures that would otherwise be permissible reinvestments but that occurred prior to the receipt of the applicable Net Available Cash or Net Insurance/Condemnation Proceeds (as applicable) as having been reinvested in accordance with the provisions of this Section 2.11(b)(ii), but only to the extent such deemed expenditure shall have been made no

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earlier than (x) in the case of Net Available Cash, the earlier of the execution of a definitive agreement with respect to such Prepayment Asset Sale or the consummation of the applicable Disposition and (y) in the case of Net Insurance/Condemnation Proceeds, the occurrence of the event in respect of which such Net Insurance/Condemnation Proceeds were received) and (1) if, at the time that any such prepayment would be required hereunder, the Company or any of its Restricted Subsidiaries is required to prepay, repay or repurchase (or offer to prepay, repay or repurchase) any Other Applicable Indebtedness, then the relevant Person shall reduce the amount of the Subject Proceeds to be applied pursuant to this Section 2.11(b)(ii) in respect of the Subject Loans by an amount equal to the product of (I) the amount of such Net Available Cash or Net Insurance/Condemnation Proceeds and (II) a fraction, the numerator of which is the outstanding principal amount of such Other Applicable Indebtedness and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness and the outstanding principal amount of the Subject Loans; it being understood that the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly.
(3)In the event that the Company or any of its Restricted Subsidiaries receives Net Cash Proceeds from the issuance or incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans pursuant to Section 6.01(b)(i)(C) or Replacement Term Loans incurred to refinance Initial Term Loans in accordance with the requirements of Section 9.02(b)), the Company shall, substantially simultaneously with (and in any event not later than two Business Days thereafter) the receipt of such Net Cash Proceeds by the Company or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay the outstanding principal amount of the relevant Initial Term Loans in accordance with clause (vi) below.
(4)Notwithstanding anything in this Section 2.11(b) to the contrary, (A) the Company shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i), (ii) or (iii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary, the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary or the relevant Indebtedness is incurred by any Foreign Subsidiary (except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred by any Foreign Subsidiary to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(b)(i)(C) or Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(b)), as the case may be, for so long as the Company determines in good faith that the repatriation to the Company of any such amount would be prohibited or delayed (beyond the time period during which such prepayment is otherwise required to be made pursuant to Section 2.11(b)(i), (ii) or (iii) above) under any Requirement of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (including on account of financial assistance, corporate benefit, thin capitalization, capital maintenance or similar considerations); it being understood and agreed that (i) solely within 365 days following the end of the applicable Excess Cash Flow Period, the event giving rise to the relevant Subject Proceeds or the receipt of proceeds from the respective Incurrence of Indebtedness, the Company shall use commercially reasonable efforts required by applicable Requirements of Law to permit such repatriation and (ii) if the repatriation of the relevant affected Excess Cash Flow, Subject Proceeds or Indebtedness proceeds, as the case may be, is permitted under the applicable Requirement of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period, the event giving rise to the relevant Subject Proceeds or the

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receipt of Net Cash Proceeds in respect of any such Indebtedness, the relevant Foreign Subsidiary will promptly repatriate the relevant Excess Cash Flow, Subject Proceeds or Net Cash Proceeds in respect of Indebtedness, as the case may be, and the repatriated Excess Cash Flow, Subject Proceeds or Net Cash Proceeds in respect of Indebtedness, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against such Excess Cash Flow, such Subject Proceeds or such Net Cash Proceeds in respect of Indebtedness, as a result thereof, in each case by any Loan Party, such Loan Party’s subsidiaries, and any Affiliates or indirect or direct equity owners of the foregoing) to the repayment of Subject Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)), (B) the Company shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (iii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Subject Proceeds or Net Cash Proceeds in respect of Indebtedness are received by any joint venture for so long as the Company determines in good faith that the distribution to the Company of such Excess Cash Flow, Subject Proceeds or Net Cash Proceeds in respect of Indebtedness would be prohibited under the Organizational Documents (or any relevant shareholders’ or similar agreement) governing such joint venture; it being understood that if the relevant prohibition ceases to exist within the 365-day period following the end of the applicable Excess Cash Flow Period, the event giving rise to the relevant Subject Proceeds or the receipt of Net Cash Proceeds in respect of any such Indebtedness, the relevant joint venture will promptly distribute the relevant Excess Cash Flow, the relevant Subject Proceeds or the relevant Net Cash Proceeds in respect of Indebtedness, as the case may be, and the distributed Excess Cash Flow, Subject Proceeds or Net Cash Proceeds in respect of Indebtedness, as the case may be, will be promptly (and in any event not later than ten Business Days after such distribution) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of Subject Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)) and (C) if the Company determines in good faith that the repatriation to the Company of any amounts required to mandatorily prepay Subject Loans pursuant to Sections 2.11(b)(i), (ii) or (iii) above would result in material and adverse tax consequences for any Loan Party or any of such Loan Party’s subsidiaries, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as determined by the Company in good faith, the amount the Company shall be required to mandatorily prepay pursuant to Sections 2.11(b)(i), (ii) or (iii) above, as applicable, shall be reduced by the Restricted Amount; provided that to the extent that the repatriation of any Subject Proceeds, Excess Cash Flow or the Net Cash Proceeds in respect of any such Indebtedness from the relevant Foreign Subsidiary would no longer have a material and adverse tax consequence within the 365-day period following the event giving rise to the relevant Subject Proceeds, the receipt of Net Cash Proceeds in respect of any such Indebtedness or the end of the applicable Excess Cash Flow Period, as the case may be, an amount equal to the Subject Proceeds, Excess Cash Flow or the Net Cash Proceeds in respect of any such Indebtedness, as applicable, not previously applied pursuant to this clause (C), shall be promptly applied to the repayment of Subject Loans pursuant to Section 2.11(b) as otherwise required above (without regard to this clause (iv));
(5)Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Initial Term Loans and Additional Term Loans required to be made by the Company pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), which Declined Proceeds may be retained by the Company and used for any legal purpose permitted (or not prohibited) hereunder; provided, further, that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Cash Proceeds of (w) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(b)(i)(C), (x) Incremental Term Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22, (y) Replacement Term Loans incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 9.02(b) and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Term Loans in

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accordance with the requirements of Section 6.01(b)(i)(B). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Initial Term Loans and Additional Term Loans.
(6)Except as may otherwise be set forth in any amendment to this Agreement in connection with any Additional Term Loan, (A) each prepayment of Initial Term Loans and Additional Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans) (provided that any prepayment constituting (w) Refinancing Indebtedness (including Replacement Debt) incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(b)(i)(C), (x) Incremental Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.22, (y) Replacement Term Loans incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 9.02(c) and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Term Loans in accordance with the requirements of Section 6.01(b)(i)(B) shall, in each case be applied solely to each applicable Class of refinanced or replaced Term Loans), (B) with respect to each Class of Initial Term Loans and Additional Term Loans, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term Loans and Additional Term Loans as directed by the Company (or, in the absence of direction from the Company, to the remaining scheduled amortization payments in respect of the Initial Term Loans and Additional Term Loans in direct order of maturity), and (C) each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentages. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Initial Term Loans and Additional Term Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or ~~LIBO Rate~~Term SOFR Loans; provided that the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to ~~the LIBO Rate~~Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Company pursuant to Section 2.16. Any prepayment of Initial Term Loans made on or prior to the date that is six months after the Closing Date pursuant to Section 2.11(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.12(f).
(7)[Reserved].
(8)Notwithstanding any of the other provisions of this Section 2.11, so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~LIBO Rate~~Term SOFR Loans is required to be made under this Section 2.11(b) prior to the last day of the Interest Period therefor, Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made hereunder with the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.11(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.11(b).
(9)At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company setting forth in reasonable detail the calculation of the amount of such prepayment; provided, however, that in the case of any prepayment that may be declined at the option of any Lender, the Company shall notify the Administrative Agent in writing of such prepayment not later than 1:00 p.m. three Business Days prior to the date of the prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b)

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shall be subject to Section 2.16 and, except as set forth in the last sentence of clause (vi) above, shall otherwise be without premium or penalty.
l.Fees.
(i)The Company agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Company and the Administrative Agent in writing.
(ii)All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent and, if applicable, for distribution to the Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.
(iii)In the event that, on or prior to the date that is six months after the Closing Date, the Company (x) prepays, repays, refinances, substitutes or replaces any Initial Term Loans as part of a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction) or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six months after the Closing Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
(iv)Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
m.Interest.
(i)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(ii)The Loans comprising each ~~LIBO Rate~~Term SOFR Borrowing shall bear interest at ~~the LIBO Rate~~Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(iii)[Reserved]
(iv)Notwithstanding the foregoing, during the existence and continuance of any Event of Default under Section 7.01(a), if any principal of or interest on any Loan or any fee payable by the Company hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00%, plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall be payable pursuant to this Section 2.13(d) to any Defaulting Lender so long as such

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Lender is a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(d) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.
(v)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date applicable to such Loan, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~LIBO Rate~~Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Initial Term Loan shall be payable on the effective date of such conversion. Accrued interest for any Class of Additional Loans shall be payable as set forth in the applicable Refinancing Amendment, Incremental Facility Amendment or Extension Amendment.
(vi)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or ~~LIBO Rate~~Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan from the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
n.Alternate Rate of Interest. (a)  Subject to clauses (b~~), (c~~), (d), (e), (f) and (g) of this Section 2.14, if ~~prior to the commencement of any Interest Period for a LIBO Rate Borrowing~~:
(1)the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining ~~the~~ Adjusted ~~LIBO Rate or the LIBO Rate~~Term SOFR or Term SOFR, as applicable (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; ~~provided that no Benchmark Transition Event shall have occurred at such time;~~ or

(2)the Administrative Agent is advised by the Required Lenders that ~~the~~ Adjusted ~~LIBO Rate or the LIBO Rate~~Term SOFR or Term SOFR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~LIBO Rate~~Term SOFR Borrowing shall be ineffective and (B) if any Borrowing Request requests a ~~LIBO Rate~~Term SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(vii)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark

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Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~
(viii)[Reserved.]
(ix)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(x)The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(xi)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(xii)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a ~~LIBO Rate~~Term SOFR Borrowing of, conversion to or continuation of ~~LIBO Rate~~Term SOFR Loans to be made, converted or continued

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during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
o.Increased Costs.
(i)If any Change in Law:
(1)imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the LIBO Rate)~~;
(2)imposes on any Lender ~~or the London interbank market~~ any other condition affecting this Agreement or ~~LIBO Rate~~Term SOFR Loans made by any Lender; or
(3)subjects any recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing is to increase the cost to the relevant Lender or such other Recipient of making or maintaining any ~~LIBO Rate~~Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any ~~LIBO Rate~~Term SOFR Loan in an amount deemed by such Lender to be material, then, within 30 days after the Company’s receipt of the certificate contemplated by paragraph (c) of this Section, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered; provided that the Company shall not be liable for such compensation if (x) the relevant Change in Law is publicly announced or occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of any request for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.
(ii)If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Company of the certificate contemplated by paragraph (c) of this Section the Company will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(iii)Any Lender requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Company that (i) sets forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth in reasonable detail the manner in which such amount or amounts were determined and (iii) certifies that such Lender is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.
(iv)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased

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costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
p.Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any ~~LIBO Rate~~Term SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any ~~LIBO Rate~~Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any ~~LIBO Rate~~Term SOFR Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit).  In the case of a ~~LIBO Rate~~Term SOFR Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at ~~the LIBO Rate~~Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.  Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Company (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
q.Taxes.
(i)Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(ii)In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of, and upon written request by, the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(iii)Each Loan Party shall jointly and severally indemnify each Recipient within 15 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of any Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Loan Parties shall not be obligated to make payment to such Recipient for penalties, interest or expenses attributable to the gross negligence or willful misconduct of such Recipient. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Recipient, or by the Administrative Agent on behalf of another Recipient, shall be conclusive absent manifest error.
(iv)Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such

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Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth and explaining in reasonable detail the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.
(v)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(vi)(i) Any Foreign Lender that is entitled to an exemption from, or reduction of withholding Tax under the law of the United States, or any treaty to which the United States is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), on or prior to the date of this Agreement (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Assumption, on or about the date on which such Lender becomes a Lender under this Agreement) either (a) two properly executed originals of Form W-8ECI or Form W-8BEN or Form W-8BEN-E, as applicable (or any successor forms) prescribed by the IRS or other documents satisfactory to the Company and the Administrative Agent, as the case may be, certifying (i) that all payments to be made to such Foreign Lender under the Loan Documents are exempt from United States withholding Taxes because such payments are effectively connected with the conduct by such Lender of a trade or business within the United States and are included in such Lender’s gross income or (ii) that all payments to be made to such Foreign Lender under the Loan Documents are completely exempt from Taxes or are subject to such Taxes at a reduced rate by an applicable Tax treaty, (b)(i) a certificate executed by such Lender certifying that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (ii) two properly executed originals of IRS Form W-8BEN or Form W-8BEN-E, as applicable (or any successor form) or (c) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (i) an IRS Form W-8IMY on behalf of itself and (ii) the relevant forms prescribed in this paragraph (f)(A) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a certificate described in clause (b)(i) on behalf of such partners, in each case, certifying such Lender’s entitlement to an exemption from, or reduction of, U.S. federal withholding Tax with respect to payments of interest to be made hereunder or under this Agreement or any other Loan Document. In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, the IRS Form W-8BEN or Form W-8BEN-E, as applicable, shall (x) with respect to payments of interest under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty. Each Lender that is not a Foreign Lender shall deliver to the Company (with a copy to the Administrative Agent) two properly executed originals IRS Form W-9 (or any successor form). Each Lender agrees (but only to the extent it is legally entitled to do so) to provide the Company (with a copy to the Administrative Agent) with new forms prescribed by the IRS upon the expiration or obsolescence of any previously delivered form, after the occurrence of any event requiring a change in the most recent forms delivered by it to the Company and the Administrative Agent, or at any other time reasonably requested by the Company or promptly notify the Company or the Administrative Agent in writing of its legal inability to do so.
(4)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by

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Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(5)Any Lender that is entitled to an exemption from, or reduction of withholding Tax under the laws of a country other than the United States, or any treaty to which such country is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, (A) such properly completed and duly executed documentation prescribed by applicable laws as will permit the Company or the Administrative Agent, as the case may be, to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes (other than United States Taxes), and (B) such other documentation and reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine, if applicable, the required rate of withholding or deduction for any applicable Taxes and any required information reporting requirements, in each case, in respect of any payments to be made to such Lender pursuant to any Loan Document. The completion, execution and submission of any documentation contemplated by this Section 2.17(f)(iii) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender shall deliver to the Company and the Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company or the Administrative Agent, or promptly notify the Company and the Administrative Agent that it is unable to do so. Each Lender shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification under this Section 2.17(f)(iii) to the Company or the Administrative Agent. Notwithstanding any other provision of this Section 2.17(f)(iii), a Lender or Agent shall not be required to deliver any form pursuant to this Section 2.17(f)(iii) that it is not legally able to deliver.
(vii)If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Loan Party or any other Person.
(viii)Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and any other Loan Document.
r.Payments Generally; Allocation of Proceeds; Sharing of Payments.
(i)Unless otherwise specified, the Company shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.15, 2.16

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or 2.17 or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m.) on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Company by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments (including accrued interest) hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(ii)Subject in all respects to the provisions of the ABL Intercreditor Agreement or any other applicable Acceptable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the Company constituting Obligations hereunder, second, on a pro rata basis, to pay any fees or expense reimbursements then due to the Lenders from the Company constituting Obligations hereunder, third, to pay interest due and payable in respect of any Loans, on a pro rata basis, fourth, to prepay principal on the Loans on a pro rata basis among the Secured Parties, fifth, to the payment of any other Secured Obligation due to the Administrative Agent, any Lender or any other Secured Party by the Company on a pro rata basis, sixth, as provided for under the ABL Intercreditor Agreement or any other applicable Acceptable Intercreditor Agreement and seventh, to the Company or as the Company shall direct.
(iii)If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(b) and/or Section 9.05. The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

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(iv)Unless the Administrative Agent has received notice from the Company or any other applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Company has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(v)If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(a) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
s.Mitigation Obligations; Replacement of Lenders.
(i)If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain ~~LIBO Rate~~Term SOFR Loans pursuant to Section 2.20, or the Company is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Company hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(ii)If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain ~~LIBO Rate~~Term SOFR Loans pursuant to Section 2.20, (ii) the Company is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Commitments of such Lender, and repay all Obligations of the Company owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date under one or more credit facilities or Additional Credit Facilities hereunder as the Company may elect or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans of such Class, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans, Commitments and/or Additional Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No action by or consent of a

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Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of the amounts described in clause (A) of the immediately preceding sentence. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Company may not repay the Obligations of such Lender or terminate its Commitments or Additional Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(f), the Company shall pay to each Lender being replaced as a result of such Repricing Transaction the fee set forth in Section 2.12(f).
t.Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to ~~the LIBO Rate~~Term SOFR, or to determine or charge interest rates based upon ~~the LIBO Rate~~Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue ~~LIBO Rate~~Term SOFR Loans in Dollars or to convert ABR Loans to ~~LIBO Rate~~Term SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the ~~LIBO Rate~~Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBO Rate~~Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s ~~LIBO Rate~~Term SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBO Rate~~Term SOFR component of the Alternate Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBO Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBO Rate~~Term SOFR Loans (in which case the Company shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the LIBO Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the ~~LIBO Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the LIBO Rate~~Term SOFR. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

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u.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)[Reserved].
(ii)The Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(iii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Company as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists, as the Company may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by the Administrative Agent or the Company, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan was made or created, as applicable, at a time when the conditions applicable thereto were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
v.Incremental Facilities.
(i)The Company or any Loan Party may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment add one or more new Classes of term facilities and/or increase the principal amount of the Term Loans of any existing Class by requesting new term loan commitments to be added to such Loans (any such new Class or increase, an “Incremental Term Facility” or “Incremental Facility” and any loans made pursuant to an Incremental Term Facility or Incremental Facility, “Incremental Term Loans” or “Incremental Loans”) in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:
(1)no Incremental Commitment may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),
(2)except as separately agreed from time to time between any Loan Party and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of

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such Lender (it being agreed that no Loan Party shall be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),
(3)no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,
(4)[Reserved],
(5)the Effective Yield (and the components thereof) applicable to any Incremental Facility may be determined by the Company and the lender or lenders providing such Incremental Facility; provided that, in the case of any broadly syndicated Dollar-denominated term loan “B” Incremental Term Facility that is scheduled to mature prior to the date that is one year after the Initial Term Loan Maturity Date, the Effective Yield applicable thereto may not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or ~~LIBO Rate~~Term SOFR floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield on the Initial Term Loans is not more than 0.50% per annum less than the Effective Yield with respect to such Incremental Facility; provided further that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or ~~LIBO Rate~~Term SOFR floor on any Incremental Term Loan may, at the election of the Company, be effected through an increase in the Alternate Base Rate floor or ~~LIBO Rate~~Term SOFR floor applicable to such Initial Term Loans or an increase in the interest rate margin applicable to such Incremental Loans; provided further that the MFN Provision (1) shall not apply to any Incremental Term Facility having an aggregate principal amount not exceeding the greater of $500.0 million and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (2) shall not apply to any Incremental Term Facility incurred more than twelve months after the Closing Date (this clause (v), the “MFN Provision”),
(6)the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Initial Term Loan Maturity Date at the time of the incurrence thereof; provided, that the foregoing limitation shall not apply to (A) customary bridge loans with a maturity date of not longer than one year; provided, that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (vi), (B) [reserved] or (C) Incremental Term Facilities having an aggregate principal amount outstanding not exceeding the greater of $500.0 million and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period (as selected by the Company),
(7)the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided, that the foregoing limitation shall not apply to (A) customary bridge loans with a maturity date of not longer than one year; provided, that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (vii), (B) [reserved] or (C) Incremental Term Facilities having an aggregate principal amount outstanding not exceeding the greater of $500.0 million and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period (as selected by the Company),
(8)subject to clauses (vi) and (vii) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Company and the lenders providing such Incremental Term Facility,
(9)subject to clause (v) above, to the extent applicable, any fees payable in connection with any Incremental Facility shall be determined by the Company and the arrangers and/or lenders providing such Incremental Facility,

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(10)(A) each Incremental Facility shall rank pari passu with the Initial Term Loans in right of payment and security and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by Liens on any assets other than the Collateral,
(11)any Incremental Term Facility may provide for the ability to participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 2.11(a) and (B) on a pro rata or less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such Incremental Term Loans) in any mandatory prepayment of Term Loans required pursuant to Section 2.11(b),
(12)no Specified Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such Incremental Facility (except in connection with any acquisition or other Investment or irrevocable repayment or redemption of Indebtedness, where no such Specified Event of Default shall exist at the time as elected by the Company pursuant to Section 1.04(e)),
(13)except as otherwise set forth above or below, all other terms of any such Incremental Term Facility, shall (x) be substantially identical to the terms of any then-existing Term Facility, (y) reflect market terms and conditions (as determined by the Company in good faith) at the time of incurrence or issuance or (z) be reasonably satisfactory to the Administrative Agent,
(14)the proceeds of any Incremental Facility may be used for working capital, Capital Expenditures and other general corporate purposes of the Company and its subsidiaries (including permitted Restricted Payment Transactions and any other purpose not prohibited by the terms of the Loan Documents), and
(15)on the date of the making of any Incremental Term Loans that will be added to any Class of Initial Term Loans or Additional Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Initial Term Loans or Additional Term Loans, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender will participate proportionately in each then outstanding borrowing of Initial Term Loans or Additional Term Loans, as applicable, of the same type with the same Interest Period of the respective Class.
(ii)Incremental Commitments may be provided by any existing Lender or by any other Eligible Assignee (any such other Eligible Assignee being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender.
(iii)Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Company all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.
(iv)As a condition precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Lender, an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall

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reasonably require from such Additional Lender, (iii) the Administrative Agent and applicable Additional Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans and (iv) upon its request, the Administrative Agent shall have received a certificate of the applicable Borrower, signed by a Responsible Officer thereof:
(a)certifying and attaching a copy of the resolutions adopted by the governing body of the applicable Borrower approving or consenting to such Incremental Facility or Incremental Loans, and
(b)to the extent applicable, certifying that the condition set forth in clause (a)(xii) above has been satisfied.
(v)The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Documents as may be necessary in order to establish any new or any increase in any Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment or increase, as applicable, of such Classes or sub-Classes, in each case on terms consistent with this Section 2.22.
(vi)To the extent the provisions of clause (a)(xv) above require that Term Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of ~~LIBO Rate~~Term SOFR Loans of the respective Class of Initial Term Loans or Additional Term Loans, as applicable, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding ~~LIBO Rate~~Term SOFR Loans of the respective Class and which will end on the last day of such Interest Period).
(vii)This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.
w.Extensions of Loans.
(i)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Company is hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”); it being understood that any Extended Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted:
(1)[Reserved];
(2)except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Company and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Term Loans that are more favorable to the lenders or the agent of such Extended Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents on or prior to the effectiveness of such Extension for the benefit of the Term Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment and (z) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any

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such extended Term Loans, the “Extended Term Loans”) shall have substantially consistent terms (or terms not less favorable to existing Lenders) as the tranche of Term Loans subject to the relevant Extension Offer;
(3)the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Maturity Date at the time of extension;
(4)the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;
(5)subject to clauses (iii) and (iv) above, any Extended Term Loans may otherwise have an amortization schedule as determined by the Company and the Lenders providing such Extended Term Loans;
(6)any Extended Term Loans may provide for the ability to participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 2.11(a) and (B) on a pro rata or less than pro rata basis (but not on a greater than pro rata basis other than in the case of prepayment with proceeds of Indebtedness refinancing such Extended Term Loans) in any mandatory prepayment of Term Loans required pursuant to Section 2.11(b);
(7)if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Company pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) held by Lenders that have accepted such Extension Offer;
(8)unless the Administrative Agent otherwise agrees, each Extension shall be in a minimum amount of $5,000,000;
(9)any applicable Minimum Extension Condition shall be satisfied or waived by the Company; and
(10)all documentation in respect of such Extension shall be consistent with the foregoing.
(ii)With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to such Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Company may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s sole discretion and which may be waived by the Company in its sole discretion) of Loans or commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any tranche of Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section.
(iii)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more

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of its Loans and/or commitments under any Class (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and such other amendments to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.
(iv)In connection with any Extension, the Company shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.
Article 3REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Lenders that:
Section 1.0a.Corporate Existence and Power. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational power and authority required to carry on its business as now conducted.
Section 1.0b.Corporate and Governmental Authorization; No Contravention. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational power, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of reports with the Securities and Exchange Commission and filings necessary to satisfy the Collateral and Guarantee Requirement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or other organizational documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party, in each case where the failure to take such action, make such filing or such contravention or default would reasonably be expected to have a Material Adverse Effect.
Section 1.0c.Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Agreement (at such times as the Collateral and Guarantee Requirement is required to be satisfied) has been duly executed and delivered by the Company and each Material Subsidiary party thereto and constitutes, a valid and binding obligation of the Company (or such Material Subsidiary, if applicable), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 1.0d.Financial Information.
(i)The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows as of and for (i) the fiscal year of the Company ended January 30, 2021, reported on by Ernst & Young LLP and set forth in the Registration Statement and (ii) the fiscal quarter of the Company ended May 1, 2021, certified by a Responsible Officer of the Company, in each case fairly present, in conformity with GAAP, the consolidated financial position of the Company and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year of the Company or portion of such fiscal year, as applicable (in the case of clause (ii), subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

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(ii)From January 30, 2021 to the date hereof, there has been no material adverse change in the business, financial position or results of operations of the Company and the Restricted Subsidiaries, considered as a whole.
Section 1.0e.Litigation and Environmental Matters.
(i)Except for the Disclosed Matters, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Restricted Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is, in the good faith judgment of the Company (which shall be conclusive), a reasonable possibility of an adverse decision and, which would reasonably be expected to have a Material Adverse Effect.
(ii)Except with respect to any matters that, individually or in the aggregate, are not reasonably expected in the good faith judgment of the Company (which shall be conclusive) to have a Material Adverse Effect, neither the Company nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(iii)Since January 30, 2021, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate in the good faith judgment of the Company (which shall be conclusive), has resulted in a Material Adverse Effect.
Section 1.0f.Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, its Restricted Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with the FCPA, the U.K. Bribery Act 2010 and applicable Sanctions, and the Company and each of its Restricted Subsidiaries, to the knowledge of the Company, is in compliance with all Anti-Corruption Laws, applicable Sanctions, and, to the extent applicable, the USA Patriot Act, in all material respects. None of the Company or any Restricted Subsidiary, or, to the knowledge of the Company, any director, officer, employee or agent with respect to the facility of the Company or any Restricted Subsidiary, is a Sanctioned Person. This Section applies, other than to the extent that such representation and warranty would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).
Section 1.0g.Subsidiaries.
(i)Each of the Restricted Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority required to carry on its business as now conducted except to the extent that the failure of any such Restricted Subsidiary to be so organized, existing or in good standing or to have such power and authority is not reasonably expected by the Company to have a Material Adverse Effect.
(ii)Schedule 3.07 hereto completely and accurately sets forth the names and jurisdictions of organization of each Restricted Subsidiary that is a Domestic Subsidiary as of the Closing Date, indicating for each such Subsidiary whether it is a Material Subsidiary as of the Closing Date.
Section 1.0h.Not an Investment Company. None of the Company or the Subsidiary Loan Parties is required to register as an “investment company” under (and within the meaning of) the Investment Company Act of 1940, as amended.
Section 1.0i.ERISA. The Company and its ERISA Affiliates (i) have fulfilled their material obligations, whether or not waived, under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan, (ii) are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and (iii) have not incurred any liability in excess of $300,000,000 to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for

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premiums under Section 4007 of ERISA; provided, that this sentence shall not apply to (x) any ERISA Affiliate as described in Section 414(m) of the Code (other than the Company or a Subsidiary) or any Plan maintained by such an ERISA Affiliate or (y) any Multiemployer Plan. The Company and its Subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law. As of the Closing Date, the Company and its Subsidiaries do not contribute to or have an obligation to contribute to a Multiemployer Plan, nor have they contributed or had an obligation to contribute to a Multiemployer Plan in the preceding six years.
j.Taxes. The Company and its Restricted Subsidiaries have filed all United States federal income tax returns and all other material tax returns which, in the opinion of the Company, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Restricted Subsidiary, except for assessments which are being contested in good faith by appropriate proceedings or where the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.
Article 4CONDITIONS
Section 1.0a.Closing Date. The obligations of each Lender to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(i)Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by each such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Collateral Agreement and the ABL Intercreditor Agreement, (C) [reserved] and (D) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03.
(ii)Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Davis Polk & Wardwell LLP, in its capacity as special New York counsel to the Loan Parties and (ii) Morris, Nichols, Arsht & Tunnell LLP, in its capacity as special Delaware counsel to the Loan Parties, in each case, dated the Closing Date and addressed to the Administrative Agent and the Lenders.
(iii)[Reserved].
(iv)Organization; Existence etc.; Closing Certificates. The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization by the Loan Parties of the transactions contemplated hereby and any other legal matters relating to the Loan Parties or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel) and (ii) a certificate of the Company, dated the Closing Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, confirming (A) the representations and warranties set forth in Article 3 of this Agreement and (B) no Default has occurred and is continuing.
(v)[Reserved].
(vi)Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Company on the Closing Date pursuant to the Fee Letter and any separate letter agreement with respect to fees payable to the Administrative Agent and (ii) all expenses required to be paid by the Company for which invoices have been presented at least three Business Days prior to the Closing Date (including the reasonable and documented fees and expenses of a single legal counsel for the Administrative Agent), in

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each case on or before the Closing Date, which amounts, in the Company’s sole discretion, may be offset against the proceeds of the Loans or may be paid from the proceeds of the Initial Term Loans.
(vii)[Reserved].
(viii)[Reserved].
(ix)[Reserved].
(x)Solvency. The Administrative Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit K from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Company certifying as to the matters set forth therein (or, at the option of the Company, a third party opinion as to the solvency of the Company and its Subsidiaries on a consolidated basis issued by a nationally recognized firm).
(xi)Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party (or by the Company on behalf of each Loan Party), together with all attachments contemplated thereby.
(xii)Pledged Stock; Stock Powers; Pledged Notes. To the extent delivery thereof is required under the Collateral Agreement, the Administrative Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Collateral Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each Material Debt Instrument (if any) required to be pledged pursuant to the Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(xiii)Filings Registrations and Recordings. Each document (including any UCC financing statement) required by any Collateral Document or under law, to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected lien on the Collateral described therein, prior and superior in right to any other person (other than as permitted or contemplated by this Agreement and any Collateral Document), shall have been so filed, registered or recorded (or shall be provided for to the reasonable satisfaction of the Administrative Agent).
(xiv)Separation. (x) The Pre-Closing Reorganization Transactions shall have occurred or shall occur substantially simultaneously with the initial funding of the Initial Term Loans and (y) the Form 10 shall have been declared effective by the Securities Exchange Commission.
(xv)[Reserved].
(xvi)USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested in writing by the Administrative Agent with respect to any Loan Party at least ten Business Days in advance of the Closing Date, which documentation or other information is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (including if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Company).
For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.
Section 1.0b.[Reserved].

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Article 5AFFIRMATIVE COVENANTS
From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification and expense reimbursement obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), the Company hereby covenants and agrees that:
Section 1.0a.Information.
(i)The Company will deliver to the Administrative Agent (for delivery by the Administrative Agent to each of the Lenders):
(1)as soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Annual Report of the Company on Form 10-K for such fiscal year, containing financial statements reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing selected by the Company (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit (except for any such qualification, exception or statement pertaining to, or disclosure of an exception, statement or qualification resulting from, (x) the maturity (or impending maturity) of any Indebtedness, (y) any breach or anticipated breach of any financial covenant or (z) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) and except that such report may include a “going concern” or “emphasis of matter” explanatory paragraph or other statement);
(2)as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the Company’s report on Form 10-Q for such quarter with the financial statements therein contained to be certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (except footnotes) and consistency, by a Financial Officer;
(3)within five Business Days after the delivery of financial statements pursuant to Section 5.01(a)(i), (A) if such adjustments are material, a summary (which may be in footnote form) of any pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Company as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such financial statements or confirming that there is no change in such information since the later of the Closing Date and the most recent prior delivery of such information;
(4)simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of a Financial Officer (A) [reserved], (B) stating whether, to the best knowledge of such Financial Officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (C) stating that, to the best knowledge of such Financial Officer, the Collateral and Guarantee Requirement is satisfied;
(5)[reserved];
(6)promptly upon the mailing thereof to the stockholders of the Company generally, copies of all financial statements and material reports and proxy statements so mailed;
(7)promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

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(8)promptly following a request therefor, any documentation or other information that a Lender reasonably requests (such request to be made through the Administrative Agent) in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;
(9)within four Business Days of any executive officer of the Company or any Financial Officer obtaining knowledge of any condition or event recognized by such officer to be a Default, a certificate of a Financial Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
(10)if and when any executive officer of the Company or any Financial Officer obtains knowledge that any ERISA Affiliate (x) has given or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (y) has received notice of complete or partial Withdrawal Liability, a copy of such notice or (z) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and
(11)from time to time such additional information regarding the financial position or business of the Company and Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.
(ii)Certificates delivered pursuant to this Section shall be signed manually or shall be copies of a manually signed certificate.
(iii)The Company may provide for electronic delivery of the financial statements, certificates, reports and registration statements described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of paragraph (a) of this Section by posting such financial statements, certificates, reports and registration statements on Intralinks or any similar service approved by the Administrative Agent, or delivering such financial statements, certificates, reports and registration statements to the Administrative Agent for posting on Intralinks (or any such similar service). Furthermore, any items required to be furnished pursuant to Sections 5.01(a)(i), (ii), (vi) or (vii) shall be deemed to have been delivered on the date on which the Administrative Agent receives notice that the Company has filed such item with the Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent without charge; provided that the Company shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Company shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Company to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent.
Section 1.0b.Maintenance of Properties. The Company will, and will cause each Restricted Subsidiary to, maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and not disadvantageous in any material respect to the Lenders.

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Section 1.0c.Maintenance of Insurance. The Company will, and will cause each Restricted Subsidiary to, insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such an extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of a similar character; or, in lieu thereof, the Company will maintain, or cause each Restricted Subsidiary to maintain, a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar businesses in maintaining such systems, in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as a loss payee or an additional insured, as applicable, thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as the loss payee thereunder and, to the extent available, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder); provided that the Company shall have until the date that is 60 days after the Closing Date (or such later date as agreed by the Administrative Agent) to comply with the requirements of the foregoing clauses (i) and (ii) with respect to policies in effect on the Closing Date.
Section 1.0d.Preservation of Corporate Existence. Except pursuant to a transaction not prohibited by Section 6.04 or 6.08, each Loan Party shall preserve and maintain its corporate existence, rights, franchises and privileges in any State of the United States which it shall select as its jurisdiction of incorporation or organization, and qualify and remain qualified as a foreign corporation or foreign organization in each jurisdiction in which such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate or other organizational existence, rights, franchises and privileges, or qualify or remain qualified will not have a Material Adverse Effect on the business or property of such Loan Party.
Section 1.0e.Inspections. The Company will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Company and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (subject to such accountants’ customary policies and procedures) (provided that the Company (or any of its subsidiaries) may, if it so chooses, have one or more employees or representatives be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.05, (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of the Company; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice; provided, further that notwithstanding anything to the contrary herein, neither the Company nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Company and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Company or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this Section 5.05); provided, further, that in the event any of the circumstances described in the preceding proviso exist, the Company shall provide notice to the Administrative Agent thereof and shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable Requirements of Law or confidentiality obligations, or without waiving such privilege, as applicable, the applicable document, information or other matter.

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Section 1.0f.[Reserved]

Section 1.0g.Compliance with Laws. The Company will, and will cause each Restricted Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any Material Adverse Effect.
Section 1.0h.Use of Proceeds. The Company will use the proceeds of the Initial Term Loans to make the Closing Date Payment, to pay Transaction Costs and for other general corporate purposes (including, without limitation, repurchases of, and dividends on, its equity securities). None of the Company, any Subsidiary or director, officer, employee or agent of the Company or any Subsidiary will directly or knowingly indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of (a) financing any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official governmental capacity in material violation of any Anti-Corruption Laws or (b) financing the activities of or any transactions with any Sanctioned Person or in any Sanctioned Country, except to the extent licensed or otherwise authorized under U.S. law. This Section applies, other than to the extent that such covenant would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).
Section 1.0i.Information Regarding Collateral. The Company will furnish to the Collateral Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger, amalgamation or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of such Loan Party. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
j.Collateral and Guarantee Requirement .
(i)If (i) any Restricted Subsidiary (other than an Excluded Subsidiary) is formed or acquired after the Closing Date or (ii) any Subsidiary (other than an Excluded Subsidiary) shall become a Restricted Subsidiary after the Closing Date, then the Company will promptly, but in no event later than 15 days after such formation or acquisition (in the case of clause (i)) or 15 days after any executive officer or Financial Officer of the Company obtains knowledge thereof (in the case of clause (ii)) (or in each case such later date as is acceptable to the Administrative Agent), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary.
(ii)The Company will, and the Company will cause each of the Material Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Company.
k.Credit Ratings. The Company will use commercially reasonable efforts to maintain Credit Ratings from each of S&P and Moody’s at all times (but not any specific ratings).

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Article 6NEGATIVE COVENANTS
From the Closing Date and until the Termination Date has occurred, the Company and each other Borrower covenant and agree with the Lenders that:
Section 1.0a.Limitation on Indebtedness.
(i)The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00.
(ii)Notwithstanding the foregoing Section 6.01(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:
(1)(A) Indebtedness (I) Incurred (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to the greater of (x) $750.0 million and (y) an amount equal to the Borrowing Base (plus, in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing) plus (II) in an unlimited amount, if on the date of the Incurrence of such Indebtedness (other than any such Refinancing Indebtedness), after giving effect to such Incurrence (or, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Ratio Tested Committed Amount”), in which case such Ratio Tested Committed Amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause) the Consolidated First Lien Leverage Ratio would be equal to or less than 1.50:1.00; and (in the case of this subclause (II)) any Refinancing Indebtedness with respect to any such Indebtedness (or Ratio Tested Committed Amount), (B) Incremental Equivalent Debt and any Refinancing Indebtedness in respect thereof and (C) the Obligations hereunder (including any Additional Term Loans) and any Refinancing Indebtedness in respect thereof;
(2)Indebtedness (A) of any Restricted Subsidiary to the Company, or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that, in the case of this Section 6.01(b)(ii), any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this Section 6.01(b)(ii);
(3)Indebtedness represented by the Senior Notes, any Indebtedness (other than the Indebtedness under any ABL Facility described in Section 6.01(b)(i)(A)(I) above) outstanding (or Incurred pursuant to any commitment outstanding) on the Closing Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness (or unutilized commitments) described in this Section 6.01(b)(iii) or Section 6.01(a) above;
(4)Purchase Money Obligations and Finance Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto, (A) outstanding on the Closing Date and (B) in an additional aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $140.0 million and 3.5% of Consolidated Tangible Assets;
(5)Indebtedness (A) supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit or (B)

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consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;
(6)(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 6.01), or (B) without limiting Section 6.06, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 6.01);
(7)Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds in the ordinary course of business, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;
(8)Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, including in respect of liabilities or obligations of franchisees, (C) Hedging Obligations, (D) Management Guarantees or Management Indebtedness, (E) the financing of insurance premiums in the ordinary course of business, (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, (H) Junior Capital, (I) Bank Products Obligations or (J) Open Account Obligations;
(9)Indebtedness (A) of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Specified Receivables Facility in an aggregate principal amount at any time outstanding under this Section 6.01(b)(ix) not exceeding an amount equal to the greater of $120.0 million and 60.0% of the aggregate accounts excluded from the definition of “Eligible Accounts” under the ABL Facility as such definition is in effect on the Closing Date; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Receivables Subsidiary (other than with respect to Standard Receivables Undertakings); (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Receivables Subsidiary (other than with respect to Standard Receivables Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Section 6.01 for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this Section 6.01(b)(ix);
(10)Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;
(11)Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including

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Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation); provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, (x) in the case of any such Indebtedness that is secured by Parity Priority Liens on the Collateral, either (1) the Consolidated First Lien Leverage Ratio would be equal to or less than 1.50:1.00 or (2) the Consolidated First Lien Leverage Ratio would be equal to or be less than the Consolidated First Lien Leverage Ratio immediately prior to giving effect thereto, or (y) in the case of any other such Indebtedness Incurred pursuant to this Section 6.01(b)(xi), either (1) the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00 or (2) the Consolidated Coverage Ratio would be equal to or be greater than the Consolidated Coverage Ratio immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;
(12)Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $240.0 million and 6.0% of Consolidated Tangible Assets;
(13)Indebtedness of the Company or any Restricted Subsidiary Incurred as consideration in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $100.0 million and 2.5% of Consolidated Tangible Assets;
(14)Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with Section 6.01(a), and any Refinancing Indebtedness with respect thereto;
(15)Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $200.0 million and 5.0% of Consolidated Tangible Assets;
(16)Indebtedness of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $200.0 million and 5.0% of Consolidated Tangible Assets; and
(17)Indebtedness existing on the Closing Date.
(iii)For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 6.01, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 6.01) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 6.01(a) or (b) above, the Company, in its sole discretion, shall classify or reclassify such item of Indebtedness and may include the amount and type of such Indebtedness in Section 6.01(a) or one or more of the clauses or subclauses of Section 6.01(b) above (including in part under one such clause or subclause and in part under another such clause or subclause); provided that (if the Company shall so determine) any Indebtedness Incurred pursuant to Section 6.01(b)(iv), (b)(ix), (b)(xii), (b)(xiii), (b)(xv), (b)(xvi) or (b)(xvii) shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of Section 6.01(a) or Section 6.01(b)(i)(A)(II) from and after the first date on which the Company or any Restricted Subsidiary could have Incurred such Indebtedness under Section 6.01(a) or Section 6.01(b)(i)(A)(II), as applicable, without reliance on such clause; (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (iv) the principal amount of Indebtedness outstanding under any clause of Section 6.01(b) above shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; (v) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred

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to refinance Indebtedness initially Incurred) in reliance on any provision of Section 6.01(b) above measured by reference to a percentage of Consolidated Tangible Assets at the time of Incurrence, and such refinancing would cause such percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing; and (vi) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on any provision of Section 6.01(b) above measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the principal amount of such newly Incurred Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing. Notwithstanding anything herein to the contrary, Indebtedness outstanding on the Closing Date under the ABL Facility shall be classified as Incurred under Section 6.01(b)(i)(A)(I), and may not later be reclassified.
(iv)For purposes of determining compliance with any provision of Section 6.01(b) (or any category of Permitted Liens described in the definition thereof) measured by a dollar amount or by reference to a percentage of Consolidated Tangible Assets, in each case, for the Incurrence of Indebtedness or Liens securing Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness; provided that (x) the dollar equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable provision of Section 6.01(b) (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Tangible Assets, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such provision of Section 6.01(b) (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Tangible Assets, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (z) the dollar equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the ABL Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (A) the Closing Date, (B) any date on which any of the respective commitments under the ABL Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (C) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
Section 1.0b.Limitation on Restricted Payments.
(i)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock on no more than a pro rata basis, measured by the number of shares owned of the applicable class),

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(ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment after giving effect thereto:
(1)    an Event of Default shall have occurred and be continuing (or would result therefrom);
(2)    the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 6.01(a); or
(3)    the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date and then outstanding would exceed, without duplication, the sum of:
(a)50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on August 2, 2021 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, zero);
(b)the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Company) of property or assets received (x) by the Company as capital contributions to the Company after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Closing Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Closing Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent Entity, plus the amount of any cash and the fair value (as determined in good faith by the Company) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;
(c)(1) the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to Section 6.02(b)(x), plus (2) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); and
(d)in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in

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good faith by the Company) of any property or assets received by the Company or a Restricted Subsidiary with respect to all such dispositions and repayments.
(ii)The provisions of Section 6.02(a) do not prohibit any of the following (each, a “Permitted Payment”):
(1)(x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 6.02(a)(3)(B) and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to Section 6.02(b)(xi), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;
(2)any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Company or any of its Restricted Subsidiaries or Refinancing Indebtedness Incurred in compliance with Section 6.01, (x) from Net Available Cash or an equivalent amount to the extent permitted by Section 6.04, (y) [reserved] or (z) constituting Acquired Indebtedness;
(3)any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or the giving of such notice, such dividend or redemption would have complied with this Section 6.02;
(4)Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;
(5)loans, advances, dividends or distributions by the Company to any Parent Entity to permit any Parent Entity to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of the Company (including any options, warrants or other rights in respect thereof), in each case from current or former Management Investors or repurchases of equity from others to offset dilution from issuances of equity to such persons (including any repurchase or acquisition by reason of the Company retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (w) (1) $50.0 million, plus (2) $25.0 million multiplied by the number of calendar years that have commenced since the Closing Date, plus (x) the Net Cash Proceeds received by the Company since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 6.02(a)(3)(B)(x), plus (y) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary since the Closing Date to the extent such cash proceeds are not included in any calculation under Section 6.02(a)(3)(A); provided that any cancellation of Indebtedness owing to the Company or any Restricted Subsidiary by any current or former Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management

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Investor shall not constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(6)any Restricted Payments in an amount not to exceed in any fiscal year of the Company the greater of (x) $280.0 million and (y) 6.0% of Market Capitalization;
(7)Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $120.0 million and 3.0% of Consolidated Tangible Assets;
(8)loans, advances, dividends or distributions to any Parent Entity or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent Entity to satisfy obligations under any management agreements, (B) pursuant to any tax sharing agreement or (C) to pay or permit any Parent Entity to pay (but without duplication) any Parent Entity Expenses or any related taxes;
(9)payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent Entity to make payments, to holders of Capital Stock of the Company in lieu of issuance of fractional shares of such Capital Stock;
(10)dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;
(11)(A) dividends on any Designated Preferred Stock of the Company issued after the Closing Date; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00, (B) loans, advances, dividends or distributions to any Parent Entity to permit dividends on any Designated Preferred Stock of any Parent Entity issued on or after the Closing Date if the net proceeds of the issuance of such Designated Preferred Stock have been contributed to the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of all loans, advances, dividends or distributions paid pursuant to this subclause (B) shall not exceed the net proceeds of such issuance of Designated Preferred Stock received by or contributed to the Company or any of its Restricted Subsidiaries or (C) any dividend on Refunding Capital Stock that is Preferred Stock; provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.00:1.00;
(12)Investments in Unrestricted Subsidiaries or joint ventures in an aggregate amount outstanding at any time not exceeding an amount equal to the greater of $100.0 million and 2.5% of Consolidated Tangible Assets;
(13)distributions or payments of Special Purpose Financing Fees;
(14)the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 6.01;
(15)Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed an amount equal to Declined Proceeds, plus the amount of Excluded Proceeds;
(16)any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 4.00:1.00;
(17)[reserved];

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(18)the Closing Date Payment, the Closing Date Distribution and any distribution, as a dividend, cash payment or otherwise, of all or any portion of the equity interests of the Spin Business (as defined in the Separation Agreement) or any of the assets thereof;
(19)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries; and
(20)payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under Section 6.08;
provided that (A) in the case of clause (iii) of this Section 6.02(b), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments, and (C) solely with respect to clauses (vi) and (xvi) of this Section 6.02(b), no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the clauses or subclauses of this Section 6.02, (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such clauses or subclauses (or, as applicable, clauses or subclauses).
Notwithstanding any other provision of this Agreement, this Agreement does not restrict any redemption or other payment by the Company or any Restricted Subsidiary made as a mandatory principal redemption or other payment in respect of Subordinated Obligations pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of Subordinated Obligations, and the Company’s determination in good faith of the amount of any such “AHYDO saver” mandatory principal redemption or other payment shall be conclusive and binding for all purposes under this Agreement.
Section 1.0c.Limitation on Restrictions on Distributions from Restricted Subsidiaries . The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:
(1)pursuant to an agreement or instrument in effect at or entered into on the Closing Date, any Credit Facility, this Agreement, any Incremental Equivalent Debt, any Additional Non-ABL Secured Debt Obligations, the Senior Notes or the indenture with respect thereto;
(2)pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, or any other transaction entered into in connection with any such acquisition, merger or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this clause (ii), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

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(3)pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in clause (i) or (ii) of this Section 6.03 or this clause (iii) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);
(4)pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(5)(A) pursuant to any agreement or instrument that restricts in a customary manner the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary (including IP Rights) not otherwise prohibited by this Agreement, (C) contained in mortgages, pledges or other security agreements securing Indebtedness or other obligations of the Company or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits, net worth or inventory imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases, licenses and sublicenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (I) pursuant to Hedging Obligations, Bank Products Obligations or Open Account Obligations;
(6)with respect to any agreement for the direct or indirect disposition of Capital Stock, property or assets of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such sale or disposition;
(7)by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary; or
(8)pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to Section 6.01 (1) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company) or (2) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Loans or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Receivables Subsidiary.

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Section 1.0d.Limitation on Sales of Assets and Subsidiary Stock .
(i)The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:
(1)the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, as such Fair Market Value (on the date a legally binding commitment for such Asset Disposition was entered into) may be determined in good faith by the Company, whose determination shall be conclusive (including as to the value of all noncash consideration);
(2)in the case of any Asset Disposition (or series of related Asset Dispositions) having a Fair Market Value (on the date a legally binding commitment for such Asset Disposition was entered into) of $50.0 million or more, at least 75.0% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for such Asset Disposition, together with all other Asset Dispositions since the Closing Date (on a cumulative basis) received by the Company or such Restricted Subsidiary is in the form of cash; and
(3)if such Asset Disposition involves the Disposition of Collateral, the Company shall apply the Net Available Cash of such Asset Disposition (or the applicable portion thereof) in accordance with the provisions of Section 2.11(b)(ii).
Notwithstanding the foregoing provision in Section 6.04(a)(iii), to the extent that repatriating any or all of the Net Available Cash from any Asset Disposition by a Foreign Subsidiary (x) would result in material adverse tax consequences to the Company or any of its Subsidiaries or (y) is prohibited or delayed by applicable local law from being repatriated to the United States (in the case of the foregoing clauses (x) and (y), as reasonably determined by the Company in good faith which determination shall be conclusive), the portion of such Net Available Cash so affected will not be required to be applied in compliance with clause (iii) of the first paragraph of this covenant, and such amounts may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (y), the Company shall take commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation, and if such repatriation of any of such affected Net Available Cash can be achieved such repatriation will be promptly effected and such repatriated Net Available Cash will be applied (whether or not repatriation actually occurs) in compliance with clause (iii) of the first paragraph of this covenant. The time periods set forth in this covenant shall not start until such time as the Net Available Cash may be repatriated whether or not such repatriation actually occurs.
Notwithstanding the foregoing provisions of this Section 6.04, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this Section 6.04 except to the extent that the aggregate Net Available Cash from all Asset Dispositions of Collateral or equivalent amount that is not applied in accordance with this Section 6.04 exceeds $30.0 million
For the purposes of Section 6.04(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents; (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days; (5) consideration consisting of Indebtedness of the Company or any

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Restricted Subsidiary; (6) Additional Assets; and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $50.0 million and 1.25% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured on the date a legally binding commitment for such disposition (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value).
Section 1.0e.Limitation on Transaction with Affiliates
(i)The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of $20.0 million and 0.50% of Consolidated Tangible Assets unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of the greater of $50.0 million and 1.25% of Consolidated Tangible Assets, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this Section 6.05(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 6.05(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.
(ii)The provisions of Section 6.05(a) will not apply to:
(1)any Restricted Payment Transaction;
(2)(A) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former management member, employee, officer or director or consultant of or to the Company or any Restricted Subsidiary heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (B) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans in the ordinary course of business to any such management members, employees, officers, directors or consultants, (C) any issuance, grant or award of stock, options, other equity related interests or other securities, to any such management members, employees, officers, directors or consultants, (D) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary), or (E) any transaction with an officer or director of the Company or any of its Subsidiaries in the ordinary course of business, or (F) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);
(3)any transaction between or among any of the Company, one or more Restricted Subsidiaries, or one or more Receivables Subsidiaries,
(4)any transaction arising out of agreements or instruments in existence on the Closing Date, and any payments made pursuant thereto;
(5)any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company;

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(6)any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity;
(7)the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions;
(8)any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or Junior Capital or any capital contribution to the Company;
(9)any investment by any Affiliate of the Company in securities or term loans of the Company or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by any such Affiliate in connection therewith) so long as such securities or term loans are being offered generally to investors (other than Affiliates of the Company) on the same or more favorable terms; and
(10)any transactions undertaken in connection with the VS Transaction, the Separation (as defined in the Registration Statement), the Closing Date Payment or the Closing Date Distribution.
Section 1.0f.Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (the “Initial Lien”) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness, other than:
(1)in the case of any Initial Lien on any Collateral, such Initial Lien if it is a Permitted Lien; and
(2)in the case of any Initial Lien on any asset or property not constituting Collateral, such Initial Lien if (A) the Initial Term Loans and the Subsidiary Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Obligations) the Obligations secured by such Initial Lien, or (B) such Initial Lien is a Permitted Lien.
Any such Lien thereby created in favor of the Term Loans or any such Subsidiary Guarantee pursuant to clause (ii) of the immediately preceding paragraph will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of Section 9.22 or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by Section 6.08) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.
If, at any time after the Closing Date, the Company or any Subsidiary Guarantor creates any Lien upon any asset or property that is not at such time Collateral in order to secure any other Non-ABL Secured Debt Obligations (any such Lien, a “New Lien”), it must within 30 days grant a Lien upon such property or assets as security for the Initial Term Loans or the applicable Subsidiary Guarantee, such that such asset or property subject to such New Lien also becomes subject to a Lien securing the Initial Term Loans or the applicable Subsidiary Guarantee under the Loan Documents with a priority that is equal to the priority of such New Lien (without regard to the exercise of remedies).
Section 1.0g.Additional Limitations on Intellectual Property Transfers . Neither the Company nor any Restricted Subsidiary will transfer the ownership of any IP Rights that the Company determines in good faith are material to the Company and its Restricted Subsidiaries taken as a whole (“Material Intellectual Property”) to an Unrestricted Subsidiary, except to the extent such Material Intellectual Property is

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related to the anticipated business activities to be conducted by such Unrestricted Subsidiary (as determined by the Company in good faith).
Section 1.0h.Mergers, Consolidations, Etc.. (a) The Company will not consolidate with or merge with or into, or convey, lease or otherwise transfer all or substantially all its assets to, any Person, unless:
(1)the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under this Agreement and the Collateral Documents by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments in form reasonably satisfactory to the Administrative Agent and the Collateral Agent (and the Successor Company (if not the Company) shall cause such amendments, supplements and other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such Successor Company, together with such financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions);
(2)immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default will have occurred and be continuing;
(3)immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to Section 6.01(a) or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;
(4)each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a document or instrument in form reasonably satisfactory to the Administrative Agent, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction and the Liens on the Collateral);
(5)the Company will have delivered to the Administrative Agent an Officer’s Certificate to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 6.08(a); and
(6)to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Collateral Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Agreement or any of the Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Collateral Documents.
Any Indebtedness that becomes an obligation of the Company (or, if applicable, the Successor Company with respect thereto) or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 6.08, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 6.01.
(iii)Clauses (ii) and (iii) of Section 6.08(a) will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation, limited liability company or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the

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Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. Section 6.08(a) will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company.
(iv)Upon any transaction involving the Company in accordance with this Section 6.08 in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Loan Documents, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the Loan Documents, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Loans.
(v)This Section 6.08 shall not apply to any VS Transaction.
Article 7EVENTS OF DEFAULT
Section 1.0a.Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(i)Failure To Make Payments When Due. Failure by the Company to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (ii) within five Business Days after the date due, any interest on any Loan or any fee due hereunder or (iii) any other amount due hereunder within ten Business Days after the applicable due date; provided, that, solely with respect to clauses (ii) and (iii), any such failure to pay caused by administrative or technical error shall not constitute an Event of Default if payment is made within two Business Days of the earlier of (x) the discovery of such error by the Company or the Administrative Agent notifying the Company or such error and (y) a Responsible Officer of the Company obtaining actual knowledge of any such failure to pay; or
(ii)Default in Other Agreements. (i) Failure by the Company or any other Loan Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above and any ABL Facility unless, in the case of the ABL Facility, such failure to pay results in the acceleration of the obligations and the termination of the commitments thereunder) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the applicable notice period and grace period, if any, provided therefor; or (ii) breach or default by the Company or any of its Restricted Subsidiaries (other than any Receivables Subsidiary) with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the applicable notice period and grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that (x) clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and (y) clause (ii) of this paragraph (b) shall not apply to termination events or equivalent events occurring under any Hedging Agreement in accordance with the terms thereof (it being understood that the failure to pay any amount due as a result of such termination event shall (to the extent greater than the Threshold Amount) constitute an Event of Default under this paragraph (b)); provided, further, that (x) with respect to (I) any breach or default referred to in clause (ii) above with respect to a financial covenant in any such Indebtedness or (II) any breach or default under any ABL Facility, such breach or default in each case shall only constitute an Event of Default hereunder if such breach or default has resulted in the acceleration of such Indebtedness and the termination of commitments thereunder, (y) any failure, breach or default described under clauses (i) or (ii) above shall only constitute an Event of Default hereunder if such failure, breach or default is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article 7 and (z) for the avoidance of doubt, any failure, breach or default

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described under clauses (i) or (ii) above shall not result in a Default or Event of Default while any notice period or grace period, if applicable to such failure, breach or default, remains in effect; or
(iii)Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(a)(ix), Section 5.04 (as it applies to the preservation of the existence of the Company and each other Borrower), or Article 6; or
(iv)Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate), shall be untrue in any material respect as of the date made or deemed made and such untrue representation, warranty or certification shall remain untrue for a period of 30 days after notice from the Administrative Agent to the Company (which notice shall only be given at the direction of the Required Lenders); it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement (or other similar statement) shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or
(v)Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or in any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Company of written notice thereof from the Administrative Agent; or
(vi)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) (any such Person, a “Specified Person”) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed or dismissed; or any other similar relief shall be granted under any applicable federal, state or local law, which relief is not stayed or dismissed; or (ii) the commencement of an involuntary case against any Specified Person under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Specified Person, or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of any Specified Person for all or a substantial part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbonded or unstayed pending appeal for 60 consecutive days; or
(vii)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against any Specified Person of an order for relief, the commencement by any Specified Person of a voluntary case under any Debtor Relief Law, or the consent by any Specified Person to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by any Specified Person to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by any Specified Person of a general assignment for the benefit of creditors; or (iii) the admission by any Specified Person in writing of their inability to pay their respective debts as such debts become due; or
(viii)Judgments and Attachments. The entry of one or more final money judgments, writs or warrants of attachment or similar process against any Specified Person involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party as to which the indemnifying party has been notified and not denied its indemnification obligations, self-insurance (if applicable) or insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or

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(ix)Employee Benefit Plans. The Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $300,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $300,000,000 (collectively “Material Plans”) shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or
(x)Change of Control. The occurrence of a Change of Control; or
(xi)Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Guarantee of the Obligations hereunder by any Subsidiary Guarantor for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared by a court of competent jurisdiction to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (in each case other than as a result of the discharge of such Loan Party in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared by a court of competent jurisdiction to be null and void or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this clause (k); or
(xii)Subordination. The Obligations hereunder ceasing or the assertion in writing by any Loan Party that the Obligations hereunder cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Obligations in excess of the Threshold Amount (in each case, to the extent required by such subordination provision) or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;
then, and in every such Event of Default (other than an Event of Default with respect to the Company described in clause (f)(i) or (g) of this Article), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that upon the occurrence of an Event of Default with respect to the Company described in clause (f)(i) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Upon the occurrence and during the continuance of an Event of Default, subject to the ABL

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Intercreditor Agreement and any other applicable intercreditor agreement, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. Notwithstanding anything in this Article 7 to the contrary, no exercise of remedies under the Loan Documents or at law or equity may occur with respect to any action taken, and publicly reported or reported to the Administrative Agent or the Lenders, more than two years prior to such exercise of remedies.
Article 8THE ADMINISTRATIVE AGENT
Section 1.0a.The Agents. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction, each of the Lenders hereby grants to the Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.
Each of the banks serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent under the Loan Documents.
The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the applicable Agent is required to exercise in writing by the Required Lenders or, in the case of the Collateral Documents, the Required Secured Parties, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the banks serving as Agents or any of their respective Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, in the case of the Collateral Documents, the Required Secured Parties, or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) qualification of (or lapse of any qualification of) any Account, Credit Card Receivable or Inventory under the eligibility criteria set forth herein, other than eligibility criteria expressly referring to the matters described therein being acceptable or satisfactory to, or being determined by, the Collateral Agent, (iv) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (v) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Each of the Agents may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company, to appoint a successor. In addition, if either Agent is a Defaulting Lender due to it having had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, the Required Lenders shall have the right, by notice in writing to the Company and such Agent, to remove such Agent in its capacity as such and, with the consent of the Company (not to be unreasonably withheld and except during the continuance of a Specified Event of Default hereunder, when no consent shall be required), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After such Agent’s resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished hereunder or thereunder. The Joint Lead Arrangers and Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents (each as identified on the cover page of this Agreement) (each of the foregoing, in its capacity as such, a “Titled Person”), in their capacities as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under any Loan Document or any of the other documents related hereto.
Each of the Lenders hereby (a) agrees to be bound by the provisions of the Collateral Documents, including those terms thereof applicable to the Collateral Agent and the provisions thereof authorizing the Required Secured Parties to approve amendments or modifications thereto or waivers thereof, and to control remedies thereunder, and (b) irrevocably authorizes the Collateral Agent to (i) release any Liens on any Non-ABL Priority Collateral in accordance with an Intercreditor Agreement and (ii) release any Liens on any Collateral in accordance with the Collateral Documents.
Each of the Lenders hereby (a) authorizes and instructs the Collateral Agent to enter into the ABL Intercreditor Agreement and each other Acceptable Intercreditor Agreement, as applicable, pursuant to Sections 6.01 and 6.02 and (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Acceptable Intercreditor Agreement.
Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities, as applicable, as the Administrative Agent or a Lender hereunder.

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Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall, upon request of the Company:
(i)without limiting Section 9.22, release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Guarantee of the Obligations otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02) in accordance with Section 9.02;
(ii)without limiting Section 9.22 (but subject to the proviso to Section 9.22(a)), release any Subsidiary Guarantor from its obligations under the Collateral Agreement (i) if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or any event or other circumstance permitted hereunder) and/or (ii) upon the occurrence of the Termination Date;
(iii)[reserved];
(iv)enter into subordination, intercreditor, collateral trust and/or similar agreements (and any amendments thereto) with respect to Indebtedness (including any Acceptable Intercreditor Agreement and any amendment thereto) that is (i) required or permitted to be subordinated hereunder or pari passu with the Liens securing the Obligations and/or (ii) secured by Liens, and with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement.
Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Collateral Agreement or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Article 8.
Section 1.0b.Certain ERISA Matters. Each of the Lenders hereby (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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(iii)(i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) clause (a) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (d) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 1.0c.Erroneous Payments. (a)  Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.03 shall be conclusive, absent manifest error.
(v)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(vi)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount to the maximum extent permitted by law and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this clause (c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), any Obligations of the Loan Parties in respect of principal and interest hereunder relative to the amount (and/or timing for payment) of the Obligations of the Loan Parties in respect of principal and interest hereunder that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (c) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment, satisfying Obligations or from the proceeds of Collateral.
(vii)Each party’s obligations under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Article 9MISCELLANEOUS
Section 1.0a.Notices.
(i)All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(1)if to any Loan Party, to such Loan Party in the care of the Company at:
Victoria’s Secret & Co
4 Limited Parkway
Reynoldsburg, OH 43068
Attention: Treasury Department
Email: [*****]
With copy to:
Attention: Chief Legal Officer
Email: [*****]

(2)if to the Administrative Agent, at:
JPMorgan Chase Bank, N.A
Loan and Agency Services Group
500 Stanton Christiana Rd, NCCS, Floor 01,
Newark, DE 19713
Attention: [*****]
Telecopy No: [*****]
Email: [*****]

(3)if to any Lender, to it at its address, facsimile number or email address set forth in its Administrative Questionnaire.
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when

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sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(ii)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites, including Intralinks or another similar electronic system (the “Platform”)) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Company (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(iii)Certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). The Company and each other Borrower hereby agree that, at the request of the Administrative Agent, (i) all materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking such materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such materials as not containing any material non-public information with respect to the Company and any other Borrower or its securities for purposes of foreign, United States federal and state securities laws (provided, however, that to the extent such materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (iii) all materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following materials shall be marked “PUBLIC”, unless the Company or any other Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Credit Facilities. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or any other Borrower or its securities for purposes of foreign, United States Federal or state securities laws.
(iv)Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Company may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.
(v)Any additional Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents (other than with respect to payment), including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action (other than with respect to payment) which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower

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acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such additional Borrower joins therein. Any notice, demand, consent, acknowledgment, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each additional Borrower.
Section 1.0b.Waivers; Amendments.
(i)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any other Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party thereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.
(ii)Subject to clauses (A), (B), (C), (D) and (E) of this Section 9.02(b) and Section 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(a)except with the consent of each Lender directly and adversely affected thereby (but without requiring the consent of the Required Lenders), no such agreement shall;
(i)increase the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.21(a) in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;
(ii)reduce or forgive the principal amount of any Loan owed to such Lender or any amount due to such Lender on any Loan Installment Date (other than, in each case, any waiver of, or consent to or departure from, any Default or Event of Default or any mandatory prepayment; it being understood that no change in (i) the definition of “Consolidated First Lien Leverage Ratio” or any other ratio used in the calculation of any mandatory prepayment (including any component definition thereof) or (ii) the MFN Provision shall constitute a reduction or forgiveness of any principal amount due hereunder);
(iii)(x) extend the scheduled final maturity of any Loan or (y) postpone any Loan Installment Date, any Interest Payment Date or the date of any scheduled payment of any fee, in each case payable to such Lender hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent) (other than, in each case, any waiver of, or consent or departure from, any Default or Event of Default or any mandatory prepayment; it being understood

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that no change in the definition of “Consolidated First Lien Leverage Ratio” or any other ratio used in the calculation of any mandatory prepayment (including any component definition thereof) shall constitute such an extension or postponement);
(iv)reduce the rate of interest (other than to waive any Default or Event of Default or obligation of the Company to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in (i) the definition of “Consolidated First Lien Leverage Ratio” or in the calculation of any other interest or fee due hereunder (including any component definition thereof) or (ii) the MFN Provision shall constitute a reduction in any rate of interest or fee hereunder;
(v)extend the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and
(vi)waive, amend or modify the provisions of Sections 2.18(b) or 2.18(c) in a manner that would by its terms alter the pro rata sharing of payments required thereby or any requirement to make payments to Lenders in accordance with their respective Applicable Percentages (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02); and
(b)no such agreement shall:
(i)change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders”, in each case, to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;
(ii)release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof or pursuant to any Acceptable Intercreditor Agreement), without the prior written consent of each Lender; or
(iii)release all or substantially all of the value of the Guarantees under the Collateral Agreement (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Lender;
provided, further, that no such agreement shall adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, incurrences of Additional Commitments or Additional Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans. Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly

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provided in Section 2.21(b)) and (ii) no Net Short Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents and instead shall be deemed to have voted its interest as a Lender as provided in the immediately succeeding paragraph below. Notwithstanding the foregoing, but without limiting the provisions of Section 2.22(g), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.
Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank, (y) the Administrative Agent and (z) any Arranger) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments with respect to any of the matters set forth in the preceding clauses (A), (B) or (C) and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Company or other Loan Parties or any instrument issued or guaranteed by any of the Company or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company and other Loan Parties and any instrument issued or guaranteed by any of the Company or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Company or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions offer the Lender protection against a decline in the value of the Loans or the Commitments, or in the credit quality of any of the Company or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company and other Loan Parties and any instrument issued or guaranteed by any of the Company or other Loan Parties, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Company and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Company

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and the Administrative Agent shall be entitled to rely on each such notification and deemed representation). In no event shall the Administrative Agent (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Net Short Lender or have any liability in connection therewith (including with respect to or arising out of the voting in any amendment, modification or waiver of any provisions of this Agreement or any other Loan Document by any Net Short Lender), (b) have any duty to enforce compliance with the provisions of this Agreement relating to Net Short Lenders or (c) have any responsibility or liability for enforcing any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Net Short Lenders.
Notwithstanding the foregoing, this Agreement may be amended:
(1)with the written consent of the Company and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans under any applicable Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that
(a)the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 6.01 and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.06 and plus (2) the amount of accrued interest, penalties and premium (including any tender premium) thereon, any committed but undrawn amount and underwriting discounts, fees (including upfront fees, original issue discount or initial yield payments), commissions and expenses associated therewith),
(b)any Replacement Term Loans (other than (x) customary bridge loans with a maturity date of not longer than one year; provided that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (B), (y) [reserved] and (z) Refinancing Indebtedness having an aggregate principal amount outstanding not exceeding the greater of $500.0 million and 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period) must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,
(c)any Replacement Term Loans may be pari passu or junior in right of payment and pari passu (without regard to the control of remedies) or junior with respect to the Collateral with the remaining portion of the Initial Term Loans or Additional Term Loans (provided that if pari passu or junior as to Collateral, such Replacement Term Loans shall be subject to an Acceptable Intercreditor Agreement and may, at the option of the Company, be documented in a separate agreement or agreements), or be unsecured,
(d)if any Replacement Term Loans are secured, such Replacement Term Loans may not be secured by any assets other than the Collateral,
(e)if any Replacement Term Loans are guaranteed, such Replacement Term Loans may not be guaranteed by any Person other than one or more Loan Parties,
(f)any Replacement Term Loans that are pari passu with the Initial Term Loans in right of payment and security may participate (1) in any voluntary prepayment of Term Loans as set forth in Section 2.11(a)(i) and (2) in any mandatory prepayment of Term Loans as set forth in Section 2.11(b)(vi),
(g)any Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption

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terms and, subject to preceding clause (B), an amortization schedule, as the Company and the lenders providing such Replacement Term Loans may agree, and
(h)the covenants and events of default of any Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be (i) substantially identical to, or (taken as a whole) no more favorable (as determined by the Company in good faith) to the lenders providing such Replacement Term Loans than, those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the latest Maturity Date of such Replaced Term Loans (in each case, as of the date of incurrence of such Replacement Term Loans)), (ii) then-current market terms (as determined by the Company in good faith at the time of incurrence or issuance (or the obtaining of a commitment with respect thereto)) for the applicable type of Indebtedness or (iii) reasonably acceptable to the Administrative Agent (it being agreed that covenants and events of default of any Replacement Term Loans that are more favorable to the lenders or the agent of such Replacement Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment shall thereafter be deemed acceptable to the Administrative Agent).
Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Company, each other Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans may elect or decline, in its sole discretion, to provide such Replacement Term Loans.
(iii)Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document, (i) the Company and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with any Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement, any Acceptable Intercreditor Agreement and/or the relevant other Loan Documents, (ii) the Company and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Company and the Administrative Agent to (A) effect the provisions of Sections 2.14, 2.22, 2.23, 5.10 or 9.02(b), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (B) add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder or the incurrence of any Incremental Equivalent Debt, any Replacement Term Loans, any Replacement Debt and/or any Refinancing Indebtedness with respect to Indebtedness originally incurred in reliance on Section 6.01(b)(i)(A)(II), that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Facility Amendment and/or a Refinancing Amendment), (iii) if the Administrative Agent and the Company have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical or administrative nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Company shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly without the consent of any Lender so long as, upon the written request of the Administrative Agent, such proposed amendment has been posted to the Lenders and the Administrative Agent shall not have received, within five Business Days of the date of such posting, a written notice from the Required Lenders stating that such Lenders object to such amendment, (iv) the Administrative Agent and the Company may amend, restate, amend and restate or

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otherwise modify any Acceptable Intercreditor Agreement as provided therein or to give effect thereto or to carry out the purpose thereof without the input or consent of any Lender and (v) any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected with the consent of Lenders owning 50% of the aggregate commitments or Loans of such directly affected Class in lieu of the consent of the Required Lenders.
(iv)(i) Notwithstanding anything to the contrary contained in this Section 9.02 or any Loan Document, the Company may at any time, upon not less than ten (10) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Subsidiary of the Company as an additional Term Loan Borrower hereunder (each such entity, a “Discretionary Borrower”) pursuant to joinder or other documentation to be reasonably agreed solely between the Administrative Agent and the Company (the “Borrower Joinder”); provided, that solely in the case of any such designation of a non-Domestic Subsidiary of the Company as a co-Borrower, consent of the Administrative Agent shall be required prior to the addition of any such co-Borrower, in each case, such consent not to be unreasonably withheld, delayed or conditioned. The Company and the Administrative Agent shall be permitted to make such amendments to the Loan Documents as necessary to incorporate such additional entity as a co-Borrower. The parties hereto acknowledge and agree that prior to any such entity becoming a Borrower hereunder, the Administrative Agent shall have received (w) such corporate authorizations, opinions, and customary certificates (including with respect to representations) reasonably requested by the Administrative Agent, (x) the receipt of customary “Know Your Customer” information requested by the Administrative Agent, (y) the receipt of, in relation to itself as a “legal entity customer”, a Beneficial Ownership Certification and (z) joinders or amendments to security or guaranty documents to evidence the Borrower Joinder, reasonably satisfactory to the Administrative Agent. The new Borrower shall be a party to the Credit Agreement and shall constitute a “Borrower” for all purposes thereof, and the new Borrower shall agree to be bound by all provisions of the Credit Agreement.
(2)Each such Discretionary Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents (other than with respect to payment), including (A) the giving and receipt of notices and (B) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action (other than with respect to payment) which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgment, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each such additional Borrower.
Section 1.0c.Expenses; Indemnity; Indemnity; Damage Waiver.
(i)The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Agents, as applicable, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by either Agent or any Lender, including the fees, charges and disbursements of any counsel for either Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents.
(ii)The Company shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any Liabilities and related expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees taken as a whole and, solely in the case of an actual or

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perceived conflict of interest after the affected Person notifies the Company of such conflict, (x) one additional counsel to all similarly situated affected Indemnitees taken as a whole and (y) one additional local counsel in any relevant material jurisdiction to all similarly situated affected Indemnitees taken as a whole), in each case, incurred in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be incurred by any Indemnitee, relating to or arising out of any actual or proposed use of proceeds of Loans hereunder for the purpose of acquiring equity securities of any Person or any exercise of remedies under the Loan Documents; provided that no Indemnitee shall have the right to be indemnified hereunder (i) with respect to the acquisition of equity securities of a wholly-owned Subsidiary, or of a Person who prior to such acquisition did not conduct any business or (ii) for its own gross negligence or willful misconduct determined by a final nonappealable decision of a court of competent jurisdiction. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(iii)The Company shall not be liable for any settlement or compromise of, or the consent to the entry of any judgment with respect to, any proceeding effected without its consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is so settled, compromised or consented to with the Company’s written consent, or if there is a final judgment entered against any Indemnitee in any such proceeding, the Company agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Company shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.
(iv)To the extent that the Company fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, (i) each Lender severally agrees to pay to the Administrative Agent and each of its Related Parties such Lender’s ratable share (determined in accordance with such Lender’s share of the Loans outstanding hereunder as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount and (ii) each Secured Party, in the case of the Collateral Agreement, severally agrees to pay to the Collateral Agent and each of its Related Parties such Secured Party’s ratable share (determined in accordance with such Secured Party’s share of the Obligations) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(v)[Reserved].
(vi)All amounts due under this Section shall be payable promptly after written demand therefor.
Section 1.0d.Waiver of Claim. To the extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet); provided, that such waiver shall not apply to any claims against a Lender-Related Person attributable to the gross negligence or willful misconduct of such Lender-Related Person and (ii) no party to this Agreement nor any Secured Party shall assert, and each hereby waives, any claim against any party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.04 shall relieve any Loan Party of any

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obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
Section 1.0e.Successors and Assigns.
(i)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.08, the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void and, with respect to any attempted assignment or transfer to any Disqualified Institution, subject to Section 9.05(f)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any Successor Company permitted pursuant to a transaction referred to in clause (i) of the proviso above, shall thereafter be deemed to be and become the “Company” and a “Borrower” for all purposes hereunder, and the Company or such initial Borrower shall be released from its Obligations in respect of this Agreement and the other Loan Documents.
(ii)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Additional Loan or Additional Commitment added pursuant to Sections 2.22, 2.23 or 9.02 at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:
(a)the Company; provided that the Company shall be deemed to have consented to any assignment of Loans (other than any such assignment to a Disqualified Institution or an affiliate thereof referred to in the last proviso of this clause (i)) if it has not responded to a written request for its consent from the Administrative Agent within 15 Business Days after receiving such written request; provided, further, that no consent of the Company shall be required (x) for any assignment of Term Loans or Commitments to another Lender, an Affiliate of any Lender or an Approved Fund, or (y)  during the continuance of a Specified Event of Default; and
(b)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund, or for any assignment to the Company and/or its Affiliates, which otherwise complies with the terms of this Section 9.05;
provided, that, notwithstanding the foregoing, the Company may, in its sole discretion, withhold its consent to any assignment to any Person that is not expressly a Disqualified Institution but is known by the Company to be an Affiliate of a Disqualified Institution without regard as to whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name.
(1)Assignments shall be subject to the following additional conditions:
(a)except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall

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not be less than $1,000,000, unless the Company and the Administrative Agent otherwise consent to a lesser amount, and in each case any assigned amount may exceed such minimum amount in an integral multiple of $1,000,000 in excess thereof;
(b)any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;
(c)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and which fee shall not apply for any assignment to an Affiliated Lender);
(d)the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent and the Company (irrespective of whether an Event of Default exists) (1) an Administrative Questionnaire and (2) any form required under Section 2.17; and
(e)the assigning Lender shall, concurrently with its delivery of the same to the Administrative Agent, provide the Company with a copy of its request for such assignment, which shall include the name of the prospective assignee (irrespective of whether an Event of Default exists).
(2)Except as otherwise provided in Section 9.05(g), subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Company shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(3)The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Company’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

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(4)Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(5)By executing and delivering an Assignment Agreement, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment Agreement, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Restricted Subsidiary or the performance or observance by the Company or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee (and not a Disqualified Institution), legally authorized to enter into such Assignment Agreement; (D) such assignee confirms that it has received a copy of this Agreement, the ABL Intercreditor Agreement and each other then-applicable Acceptable Intercreditor Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(iii)(i) Any Lender may, without the consent of the Company, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution or an Affiliate thereof referred to in the last proviso of clause (b)(i) of this Section, any Defaulting Lender or any natural Person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided, that, (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same

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extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Company). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(6)No Participant shall be entitled to receive any greater payment under Sections 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent (in its sole discretion) expressly acknowledging such Participant may receive a greater benefit. Any Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(f) as though it were a Lender and to deliver the tax forms required to claim an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and then only to the extent of any amount to which such Lender would be entitled in the absence of any such participation (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Company).
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iv)(i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution, Defaulting Lender or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(7)No Lender may at any time enter into a total return swap, total rate of return swap, credit default swap or other derivative instrument under which any Loan or other Obligation hereunder is a reference obligation with any counterparty that is a Disqualified Institution.
(v)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) in no event may any Lender grant any option to provide to the

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Company all or any part of any Loan that such Granting Lender would have otherwise been obligated to make to the Company pursuant to this Agreement to any Disqualified Institution or Defaulting Lender. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Company (in its sole discretion), expressly acknowledging that such SPC’s entitlement to benefits under Section 2.15, 2.16 or 2.17 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (C) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Company hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.
(vi)(i) If any assignment or participation under this Section 9.05 is made (1) to any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund that is not itself a Disqualified Institution) or (2) to the extent the Company’s consent is required under this Section 9.05 (and not deemed to have been given pursuant to Section 9.05(b)(i)(A)), to any other Person, in each case of clauses (1) and (2) without the Company’s prior written consent (any such person, a “Disqualified Person”), then the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Company owing to such Disqualified Person, (B) in the case of any outstanding Term Loans held by such Disqualified Person, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment Agreement reflecting such assignment within five Business Days of the date on which the Eligible Assignee executes and delivers such Assignment Agreement to such person, then such person shall be deemed to have executed and delivered such Assignment Agreement without any action on its part; provided that (I) in the case of clauses (A) and (B), the Company shall not be liable to the relevant Disqualified Person under Section 2.16 if any ~~LIBO Rate~~Term SOFR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (III) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.13(d). Further, any Disqualified Person identified by the Company to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) shall not for

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purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any action and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the Company or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person;
(8)Upon the request of any Lender, the Administrative Agent may and the Company will make the list of Disqualified Institutions (other than any Disqualified Institution that is a reasonably identifiable Affiliate of another Disqualified Institution on the basis of such Person’s name as described in clause (a)(i) of the definition of “Disqualified Institution”) at the relevant time and such Lender may provide the list to any potential assignee for the purpose of verifying whether such Person is a Disqualified Institution, in each case so long as such Lender and such potential assignee agree to keep the list of Disqualified Institutions confidential in accordance with the terms hereof; and
(9)Notwithstanding anything herein to the contrary, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.
(vii)Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions, or similar transactions pursuant to procedures to be established by the applicable “auction agent” that are consistent with this Section 9.05(g), in each case open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases (which purchases may be effected at any price as agreed between such Lender and such Affiliated Lender in their respective sole discretion), in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:
(1)any Term Loans acquired by the Company or any Restricted Subsidiary shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, with no reduction to the scheduled installments of principal due in respect of the Initial Term Loans prior to the Initial Term Loan Maturity Date,
(2)[reserved];
(3)the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;
(4)[reserved];
(5)in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Company or any of its Subsidiaries,  no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable;
(6)[reserved]:

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(7)neither the Company nor any Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Company and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g).
Section 1.0f.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
Section 1.0g.Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement and such other documents described in the foregoing sentence through electronic means and there are no restrictions for doing so in that party’s constitutive documents. This Agreement, the other Loan Documents and the Fee Letter constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Company and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 1.0h.Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 1.0i.Right of Setoff. At any time when an Event of Default exists and the Administrative Agent has commenced an exercise of secured creditor remedies pursuant to Section 7.01 or otherwise with the consent of the Administrative Agent, upon the written consent of the Administrative Agent, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Company or any other Loan Party against any of and all the Secured Obligations then due and owing held by such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under the Loan Documents and although such obligations may be owing to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender shall promptly notify the Company and the Administrative Agent of such set-off or application; provided

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that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.
j.Governing Law; Jurisdiction; Consent to Service of Process.
(i)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(ii)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(iii)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(iv)TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

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k.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
l.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
m.Confidentiality. Each of the Administrative Agent, each Lender and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a confidential “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Company otherwise consents, no such disclosure shall be made by the Administrative Agent, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Arranger or any Lender that is a Disqualified Institution, (b) upon the demand or request of any regulatory, self-regulatory or governmental authority having jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by applicable Requirements of Law, (i)  inform the Company promptly in advance thereof and (ii) ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall, to the extent practicable and permitted by law, (i) inform the Company promptly in advance thereof, (ii) ensure that any such information so disclosed is accorded confidential treatment and (iii) allow the Company a reasonable opportunity to object to such disclosure in such proceeding), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Company and the Administrative Agent, including as set forth in the Lender Presentation) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective direct or indirect contractual counterparty (or its advisors, but not any Disqualified Institution) to any Derivative Transaction (including any credit default swap) or similar derivative product under which payments are to be made by reference to the Company and its Obligations and (iv) subject to the Company’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed), to (A) Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.11 and (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (f) with the prior written consent

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of the Company, (g) in the case of information with respect to this Agreement that is of the type routinely provided by arrangers to such providers, to data service providers, including league table providers, that serve the lending industry and (h) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives. For purposes of this Section, “Confidential Information” means all information relating to the Company and/or any of its Subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Company and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger or Lender on a non-confidential basis prior to disclosure by the Company or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.
n.No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
o.Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
p.USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
q.Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
r.Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirements of Law can be perfected only by possession. If any Lender (other than the Administrative Agent) obtains possession of any

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Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
s.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Applicable Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Applicable Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Applicable Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Applicable Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
t.[Reserved].
u.Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but excluding the ABL Intercreditor Agreement or any other Acceptable Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (but excluding the ABL Intercreditor Agreement or any other Acceptable Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the ABL Intercreditor Agreement or any other Acceptable Intercreditor Agreement, on the one hand, and any other Loan Document, on the other hand, the terms of the ABL Intercreditor Agreement or such Acceptable Intercreditor Agreement shall govern and control.
v.Release of Guarantors and Discretionary Borrowers. (a) Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor or Discretionary Borrower shall automatically be released from its obligations hereunder (and the Collateral Agreement and any Liens on its property constituting Collateral shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions or the occurrence of any other permitted event or circumstance if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary or Discretionary Borrower (included by merger or dissolution) or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or other event or circumstance permitted hereunder, or (ii) upon the occurrence of the Termination Date and/or (b) any Subsidiary Guarantor or Discretionary Borrower that qualifies as an “Excluded Subsidiary” shall be released from its obligations hereunder (and the Collateral Agreement and any Liens on its property constituting Collateral shall be automatically released) by the Administrative Agent promptly following the request therefor by the Company; provided that, in each case of clauses (a)(i) and (b), if any Restricted Subsidiary becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly-Owned Subsidiary, such release shall only be permitted if the transaction or event resulting in such Restricted Subsidiary becoming a non-Wholly-Owned Subsidiary is with an unaffiliated third party (other than a bona fide joint venture) and was not entered into with the primary purpose of evading the Collateral and Guarantee Requirement (as determined by the Company in good faith).
(b) Notwithstanding anything in Section 9.02(b) to the contrary, any Lien on any asset or property granted to or held by the Administrative Agent under any Loan Document shall be automatically released without the need for further action by any Person (i) upon the occurrence of the Termination Date, (ii) upon the sale or other transfer of such asset or property as part of or in connection with any Disposition or Investment permitted under the Loan Documents to a Person that is not a Loan Party, (iii) upon such asset or property becoming an Excluded Asset or if such asset or property does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from the Collateral Agreement otherwise in accordance with the Loan Documents, (v) as provided for under Article 8 or as provided for in any other Loan Document or (vi) if approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the relevant

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circumstances as provided in Section 9.02) in accordance with Section 9.02. Without limiting the foregoing, in the event that Receivables Facility Assets become subject to a Specified Receivables Facility, whether by transfer or conveyance or by placing a security interest, trust or other encumbrance required by a Specified Receivables Facility with respect to such Receivables Facility Assets, the Liens under the Loan Documents on such Receivables Facility Assets (including proceeds thereof and any deposit accounts holding exclusively such proceeds) shall be automatically released (or such Receivables Facility Assets, proceeds or deposit accounts re-assigned). Each Secured Party hereby consents to any release or re-assignment contemplated by this Section 9.22 and any steps any Agent may take or request to give effect to such release or re-assignment under the governing law of such Lien.
(c) In connection with any such release described in this Section, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).
w.Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)the effects of any Bail-In Action on any such liability, including, if applicable:
(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VICTORIA’S SECRET & CO., as the Company
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

Signature Page to Credit Agreement
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